Exhibit 10.1

ONEWEB DISTRIBUTION PARTNER AGREEMENT

This Distribution Partner Agreement (this “Agreement”) is entered into effective as of 26th September 2024 (the “Effective Date”) by:

Aerkomm Japan Inc. (“Distribution Partner”), a company incorporated under the laws of Japan, with the company registration number 0115-01-017268 and with its principal place of business at 01 Shiba Kotobuki Bldg.,2-30-11 Shiba, Minato-Ku Tokyo, Japan, and

Network Access Associates Ltd. (“OneWeb”), a company incorporated under the laws of England, with the company registration number 09439890 and with its principal place of business at West Works Building, 195 Wood Lane, London, W12 7FQ, United Kingdom.

OneWeb and Distribution Partner are referred to in this Agreement individually as the “Party” or collectively as the “Parties”.

This Agreement shall govern the provision and use of the OneWeb Services including Distribution Partner’s right to use the OneWeb Services for its own internal use and to be a distributor of the OneWeb Services to third parties.

1.	Exhibits

The following Exhibits are attached hereto and incorporated by this reference to this Agreement:

a)	Exhibit 1 (Distribution Partner’s Authorized Vertical Markets and Territories, Authorized OneWeb Services and Pricing);

b)	Exhibit 2 (OneWeb Service Description and Service Levels);

c)	Exhibit 3 (Distribution Partner’s Obligations to Sub-Distributor and End Customers; and Required Flow- down Provisions in all Service Contracts); and

d)	Exhibit 4 (OneWeb Branding Guidelines).

During the term of this Agreement, OneWeb may - at any time and in its sole discretion, but excluding with respect to any current Accepted Orders (unless required by Law) - change, update and/or modify any of the foregoing Exhibits (each, an “Updated Exhibit”) by providing Distribution Partner a copy of any such Updated Exhibit in whole or in part with at least thirty (30) days’ notice, which such Updated Exhibit shall immediately replace any current such Exhibit upon expiration of the thirty (30) days.

Notwithstanding the foregoing, OneWeb’s notice period shall be extended to at least ninety (90) days’ notice for any change to Exhibit 1 that modifies, withdraws and/or retires Distribution Partner’s authorized OneWeb Services provided for therein.

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OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

2.	Definitions

Except as otherwise specified in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in this Section 2.

“Acceptable Use Policy” or (“AUP”) has the meaning given to it in Exhibit 3.

“Accepted Order” means an Order Form that has become legally binding in accordance with Section 3e).

“Account Hub” means the OneWeb customer account management solution, whereby a Distribution Partner submits Order Forms for the OneWeb Services.

“Affiliate” means in relation to a Party, a person controlled by, controlling or under common control with such Party, excluding, in the case of OneWeb, any person holding a proxy agreement with any government entity including OneWeb Technologies.

“Anti-Corruption Law” means all Laws relating to the prevention of corruption, bribery, improper business practices or improper payments, gratuities or inducements, including any Laws implementing the OECD Convention of Combating Bribery of Foreign Public Officials in International Business Transactions as well as the U.K. Bribery Act 2010 and, if Distribution Partner is located in the U.S. or WorldVu Development, LLC is the OneWeb entity executing this Agreement, the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Billing Start Date” has the meaning given to it in Exhibit 1.

“Chronic Performance Problem” has the meaning given to it in Exhibit 2.

“Claims” means third party (including Sub-Distributors or End Customer) claims, liabilities, losses, damages, suits, actions, demands, proceedings (whether legal or administrative), judgments and costs and expenses (including reasonable attorneys’ fees).

“Commencement Date” means the date notified to Distribution Partner by OneWeb that OneWeb is capable of delivering particular OneWeb Services under a particular Service Plan in a particular Vertical Market within a defined Territory consistent with and pursuant to the terms and conditions of this Agreement. There may be multiple Commencement Dates under this Agreement.

“Confidential Information” means any confidential or proprietary information of either Party (including Affiliates of each Party) that is clearly identified as confidential and/or proprietary by the disclosing Party or would otherwise be reasonably recognized from the surrounding facts and circumstances to be proprietary or confidential to the disclosing Party, including any Intellectual Property disclosed by the disclosing Party, the terms and conditions of this Agreement and any information of the disclosing Party concerning the operation, business, projections, market goals, pricing, financial affairs, products, or services. For the avoidance of doubt, OneWeb’s Confidential Information shall include the OneWeb Network, the OneWeb Services and all network data, details, statistics, metrics, measurements and any other information collected and generated therefrom.

“Early Termination Fee” shall have the meaning set out in Exhibit 1.

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“End Customer” means (a) Distribution Partner or any Sub-Distributor in each case in its capacity as an end user customer accessing and using the OneWeb Services; or (b) any end user customer which has entered into a Service Contract.

“Government Fees” means all government permit fees, tariff fees and similar fees that either Party may incur with respect to this Agreement.

“Intellectual Property” means all worldwide intellectual property, whether registered and unregistered, including inventions, patents, copyrights, design rights, database rights, trademarks, service marks, trade names, trade secrets, know-how, mask works, computer software, computer source code, ideas, processes, discoveries, methods, and all other forms of intellectual property of every kind and nature throughout the universe and however designated and any renewal rights, future rights or applications for registration relating thereto.

“Law” means all applicable national, supranational, federal, state or local laws, rules, regulations or executive orders, and/or restrictions, foreign or domestic, including those of the U.S. Federal Communications Commission, the U.S. regarding export control, with respect to Intellectual Property rights and concerning defamation, obscenity, privacy, and data protection.

“Monthly Recurring Charge” or (“MRC”) has the meaning given to it in Exhibit 1.

“OneWeb Affiliate” means an Affiliate of OneWeb.

“OneWeb Approved Equipment” means the OneWeb approved Type Certified antenna terminals as further outlined in this Agreement by OneWeb for use by Sub-Distributors and/or End Customer for purposes of transmitting and/or receiving mobility or fixed service-related data communications into and out of the OneWeb Network or such other equipment as may be identified by OneWeb in its sole discretion upon notice to Distribution Partner.

“OneWeb Intellectual Property” means the Intellectual Property owned by or licensed to OneWeb or any of its Affiliates, including the OneWeb Marks, the OneWeb Services, the OneWeb Network and all of OneWeb’s Confidential Information.

“OneWeb Marks” means OneWeb’s trademarks, tradenames, service marks and/or logos.

“OneWeb Network” means OneWeb’s data transmission service, which is owned and operated by OneWeb, excluding the OneWeb Approved Equipment.

“OneWeb Services” means OneWeb’s satellite communication data services, provided to the Distribution Partner as set out in Exhibit 1 and as further described in Exhibit 2, and subject to those SLAs contained therein; and a single such OneWeb Service means the service provided under a single Specific Service Plan.

“Order Form” means a written order form signed (electronically or otherwise) by Distribution Partner and issued to OneWeb or a OneWeb Affiliate requesting the purchase of the OneWeb Services and which shall contain specific terms and conditions relevant to such order (including its applicable term, which shall start from the Billing Start Date, and pricing).

“PoP(s)” means any point-of-presence.

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“Promotional Materials” has the meaning given to it in Exhibit 4.

“Sanctions” means any Laws relating to economic, financial, or trade sanctions implemented or enforced by: (a) the U.S. Government including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State; (b) the United Kingdom including the Office of Financial Sanctions Implementation of Her Majesty’s Treasury; and/or (c) any other relevant governmental authority that implements or enforces economic, financial, or trade sanctions.

“Service Charges” means the prices, fees and charges detailed in Exhibit 1 or an Order Form that are charged by OneWeb to Distribution Partner under this Agreement.

“Service Contract(s)” means either a contract between (a) Distribution Partner (or its Sub-Distributor) and each of its End Customers for the provision of the OneWeb Services (indirectly or directly) to each such End Customer; or (b) Distribution Partner and one of its Sub-Distributors to permit such Sub-Distributor to distribute the OneWeb Services (indirectly or directly).

“Service Level(s)” or (“SLA”) has the meaning given to it in Exhibit 2.

“Service Plan” has the meaning given to it in Exhibit 1.

“Service SLA Credit” has the meaning given to it in Exhibit 2.

“Specific Service Plan” has the meaning given to it in Exhibit 1.

“Specific Site” has the meaning given to it in Exhibit 2.

“Sub-Distributor” means an entity who enters into a Service Contract with Distribution Partner for the right to distribute the OneWeb Services. For the avoidance of doubt, a Sub-Distributor that also accesses and makes use of the OneWeb Services will be considered both an End Customer and a Sub-Distributor under this Agreement.

“System Data” means (a) all End Customer network data, details, statistics, metrics, measurements and other information collected and generated by the OneWeb Services, the OneWeb Network, and/or the OneWeb Approved Equipment; and (b) any application of analytical or data processing techniques used to generate and analyze any of the foregoing (whether done by OneWeb, Distribution Partner or by any other third party).

“Taxes” means taxes and duties (including business, sales, goods and services, universal service levies, charges, levies, withholding, customs duties, use and value-added taxes and any applicable penalties, interest and other additions thereto, but excluding taxes based on the net income of OneWeb) which are imposed by or under the authority of any local, state, national, or foreign government entity thereof with respect to or arising out of the provision of the OneWeb Services hereunder.

“Territories” means Distribution Partner’s authorized territories provided in Exhibit 1.

“Vertical Market” means Distribution Partner’s authorized vertical market classification as relating to Distribution Partner, specifically set forth in Exhibit 1, which are generally described in Exhibit 2.

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3.	Appointment and Acceptance; Non-Exclusivity and Ordering Process

a)	During the term of this Agreement and subject to the terms and conditions of this Agreement, OneWeb appoints Distribution Partner on a non-exclusive basis as a direct (or indirect through a Sub- Distributor) distributor, to purchase from OneWeb and its Affiliates the OneWeb Services for resale to End Customers or to use the OneWeb Services itself where Distribution Partner is itself an End Customer, within only those Vertical Markets and for use within those Territories provided for in Exhibit 1. The appointment of Distribution Partner shall not limit OneWeb’s ability to make other sales of the OneWeb Services (directly or indirectly) or to appoint additional entities with a right to sell or offer for sale any or all of the OneWeb Services, including as resellers, distributors, sales representatives, and consultants.

b)	Distribution Partner agrees that its appointment shall be subject to the terms and conditions of this Agreement, and it shall only use the OneWeb Services in order to:

(1)	re-sell the OneWeb Services;

(2)	integrate and sell the OneWeb Services with Distribution Partner’s own value-added services; and/or

(3)	use the OneWeb Services internally for its own business purposes when Distribution Partner is itself an End Customer.

c)	The appointment of Distribution Partner as a distributor in Section 3a) is limited to the sale of the OneWeb Services for use with the OneWeb Approved Equipment; and does not permit direct or indirect use of the OneWeb Services by any person or entity other than End Customers.

d)	Distribution Partner may order any of the OneWeb Services by submitting an Order Form.

e)	OneWeb may, in its sole discretion, either accept or reject any Order Form (including due to the availability of capacity on the OneWeb Network and the availability of the OneWeb Approved Equipment required to deliver such offering). OneWeb may propose any changes to the Order Form including the identity of the OneWeb contracting entity by producing an amended, final executable version of an Order Form for Distribution Partner to re-submit. To accept an Order Form, OneWeb shall communicate acceptance in writing either generated by Account Hub (including by automated email) or by way of countersignature by an authorized signatory.

f)	Each Accepted Order forms a separate contract in its own right, subject to and incorporating the terms and conditions of this Agreement. Where a OneWeb Affiliate is party to an Accepted Order, that Accepted Order is subject to the terms and conditions of this Agreement in all respects as if that OneWeb Affiliate were party to this Agreement in place of OneWeb. Except where the context admits otherwise, references to OneWeb in this Agreement shall be construed as references to the applicable OneWeb Affiliate insofar as they relate to such an Accepted Order.

g)	Notwithstanding anything contained in this Agreement to the contrary, Distribution Partner agrees that, prior to the corresponding Commencement Date, it shall not: (1) commence activation requests with respect to the OneWeb Services; and/or (2) allow any End Customers to use the OneWeb Services.

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4.	Obligations of the Parties

The Parties respectively agree to the following:

a)	Distribution Partner Obligations. Distribution Partner warrants and covenants that it shall:

(1)	advertise and/or promote the OneWeb Services, at its expense, in accordance with Exhibit 4;

(2)	be solely responsible, at its own expense, for any equipment, solutions, and charges related to the OneWeb Services traffic beyond any OneWeb service management boundary as defined in Section 2 of Exhibit 2, including any back office, PoP, End Customer equipment or co-location of equipment, and the OneWeb Approved Equipment;

(3)	staff, operate, and maintain, at its expense, a network operations center (“NOC”) to provide twenty- four (24) hours a day, seven (7) days a week support to its Sub-Distributor and End Customers;

(4)	not make any unauthorized representation and warranty, whether written or oral to any third party relating to any of the OneWeb Services;

(5)	be solely responsible, at its own expense, for the content of any transmission from or to the OneWeb Approved Equipment or by or to its Sub-Distributors or End Customers and made over the OneWeb Network, including any actual or alleged libel, obscenity, indecency, infringement of Intellectual Property rights, or breach of privacy or security content or information displayed or transmitted by Distribution Partner, Sub-Distributor and/or End Customer;

(6)	without limiting Distribution Partner’s other obligations under this Section 4a), (i) develop and enforce the content and application of security policies designed to prevent unwanted or unauthorized activity or access to the OneWeb Services and/or the OneWeb Network; (ii) implement suitable data archiving or other housekeeping activities which minimize the effect of any breach of security to the OneWeb Services and/or the OneWeb Network; (iii) immediately notify OneWeb of any suspected security breach of any Distribution Partner system connected to (or providing access to) the OneWeb Services, the OneWeb Network and/or the OneWeb Approved Equipment; and (iv) isolate any issues relating to an End Customer’s environment prior to reporting any issues with the OneWeb Services to OneWeb; and

(7)	comply with the then current terms and conditions of Exhibit 3 (i) with respect to its Sub-Distributors, End Customers and Service Contracts and/or (ii) where Distribution Partner is itself an End Customer.

b)	OneWeb Obligations. Pursuant to the terms and conditions of this Agreement, OneWeb shall (1) provide and maintain for Distribution Partner, Sub-Distributors and End Customers the availability of the OneWeb Services; (2) provide Distribution Partner with a customer guide which may include information on raising and tracking Order Forms and Accepted Orders, escalation procedures, OneWeb’s key contact manager details, and a schedule of reviews, and that OneWeb will detail and provide to Distribution Partner’s key contract manager prior to the Commencement Date as may be updated by OneWeb from time to time; and (3) make available for purchase by Distribution Partner, which may be through an authorized third party and/or directly from OneWeb under a separate agreement, the OneWeb Approved Equipment.

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c)	Quarterly Reviews. Within one hundred and eighty (180) days after the Effective Date, the Parties shall mutually agree to an agenda and schedule for quarterly review meetings to include, at a minimum: (1) date, time, and venue for meetings, which may be held virtually as required; (2) personnel required to attend the meetings; and (3) updates regarding the number of the OneWeb Approved Equipment activated, revenue generated, progress relative to the revenue commitments (if applicable) set forth in Exhibit 1, rolling quarterly and annual forecasts for future activations and revenue, technical and NOC/End Customer/Sub-Distributor support issues and marketing activities.

d)	Key Personnel. Upon execution of this Agreement, each Party shall appoint a key contract manager responsible as the central point of contact to liaise with the other Party’s key contract manager with regards to any issues arising under this Agreement (including being the initial point of contact to resolve any dispute, claim, or controversy between the Parties arising out of or relating to this Agreement).

5.	Service Charges, Invoicing and Payments

a)	Service Charges. The Service Charges are exclusive of any applicable Taxes. Distribution Partner shall be responsible for payment of any and all Taxes due as result of making any payment to OneWeb. Where Distribution Partner is obliged to offset any Taxes against, or deduct any Taxes from, the Service Charges then Distribution Partner shall increase the sum due to OneWeb to ensure that the net sum received is the same as the Service Charges. OneWeb shall invoice Distribution Partner for all appropriate Taxes which OneWeb is obligated to collect. Additionally, Distribution Partner shall be responsible for any sales and use taxes due to a taxing jurisdiction on applicable products and services billed where OneWeb is not required by applicable Law to collect such sales and use taxes.

b)	Invoicing and Payments.

(1)	Beginning from each applicable Billing Start Date of each applicable Specific Service Plan, OneWeb shall provide Distribution Partner with a monthly invoice for the Service Charges comprising Monthly Recurring Charges invoiced in advance and all other Service Charges invoiced in arrears in U.S. dollars, due under an Accepted Order for the provision of the applicable OneWeb Services and Distribution Partner shall pay the full amount of such invoice (i) in U.S. dollars by electronic funds transfer, or by any other method which has been mutually agreed to by OneWeb and Distribution Partner in writing, (ii) within thirty (30) days of the invoice date and (iii) without deduction or setoff.

(2)	In the event that Distribution Partner, in good faith, disputes any invoiced Service Charges, then Distribution Partner shall provide notice to OneWeb of such dispute and the reasons for it within ninety (90) days of receipt of the applicable invoice. The Parties shall work together to resolve any disputes in good faith. If the Disputed Amount (or part thereof) was invoiced in error, OneWeb will provide Distribution Partner with a credit for the amount invoiced incorrectly in the second invoicing cycle which follows final resolution of the dispute.

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OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(3)	Any amounts, other than those disputed in good faith, remaining unpaid from Distribution Partner to OneWeb after the required due date shall be subjected to an additional late fee equivalent to ten percent (10%) per annum of the overdue balance. All payments made by Distribution Partner are non-refundable and shall be applied in the following priority: (i) late fees; (ii) overdue amounts; and (iii) remaining balance.

(4)	OneWeb may, in its sole discretion and expense, review Distribution Partner’s credit information available with credit agencies, from time to time. OneWeb may also share account receivable information with credit agencies.

6.	Term, Termination, Suspension and Effect of Termination

a)	Term of this Agreement. This Agreement commences on the Effective Date and, unless earlier terminated pursuant to the terms and conditions of this Agreement, shall continue until the fifth (5th) anniversary of the first Commencement Date (the “Initial Term”). Following the Initial Term, this Agreement will continue in full force and effect until terminated by either Party on at least ninety (90) days’ notice to take effect at the end of the Initial Term or any anniversary thereof.

b)	Chronic Performance Problem Termination Right. Notwithstanding any provision of Section 6, termination for failure to meet Service Levels is governed exclusively by Exhibit 2.

c)	Termination for Breach (Specific Service Plans). Either Party may, upon notice to the other Party, terminate any Specific Service Plan in the event of a material breach by the other Party of that part of the applicable Accepted Order which relates to such Specific Service Plan, and in the case of a breach that is capable of cure, the non-breaching Party has given notice to cure the breach to the other Party and such breach remains uncured for more than thirty (30) days following receipt of such notice detailing the nature and particulars of the alleged breach; provided that where more than one Specific Service Plan is provided at a Specific Site, OneWeb reserves the right in the event of a termination of any such Specific Service Plan to deactivate all of the OneWeb Services relating to all Specific Service Plans at that Specific Site, and such Specific Service Plans shall immediately terminate upon such deactivation.

d)	Termination for Breach (Agreement). Without prejudice to Sections 6e) and 6f), either Party may, immediately upon notice to the other Party terminate this Agreement and/or any or all Accepted Orders (in each case, in whole or in part) in the event of a material breach of any term of this Agreement by the other Party provided that in the case of a breach that is capable of cure, the non-breaching Party has given notice to cure the breach to the other Party and such breach remains uncured for more than thirty (30) days following receipt of such notice detailing the nature and particulars of the alleged breach.

e)	Termination for Breach (Late Payment). OneWeb may, immediately upon notice to Distribution Partner, terminate this Agreement and/or any or all Accepted Orders (in each case, in whole or in part) in the event of any late payment of any Service Charges by Distribution Partner (other than amounts disputed in good faith); provided that OneWeb has given notice to make payment and such payment remains outstanding (in whole or in part) for more than ten (10) days following receipt of such notice.

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OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

f)	Termination for Fraud and Non-Compliance with Law. OneWeb may immediately upon notice to Distribution Partner, terminate this Agreement and/or any or all Accepted Orders (in each case, in whole or in part) if:

(1)	OneWeb reasonably suspects that the OneWeb Services and/or the OneWeb Approved Equipment are or have been used for fraudulent purposes, whether by Distribution Partner, a Sub-Distributor, an End Customer, or any other third party; and/or

(2)	Distribution Partner has breached Section 7.

g)	Termination for Insolvency Rights. This Agreement and/or any or all Accepted Orders (in each case, in whole or in part) may be terminated immediately by either Party upon notice to the other Party in the event such other Party (1) ceases doing business in the ordinary course; (2) is adjudicated bankrupt or insolvent; (3) files or has filed against it any petition in bankruptcy, liquidation or insolvency or any petition or answer seeking any reorganization or composition or similar relief for itself under any Law; (4) makes any general assignment for the benefit of its creditors or enters into a voluntary arrangement with its creditors other than for the purpose of solvent reorganization; or (5) admits in writing its inability to pay its debts generally as they become due.

h)	Termination for Convenience (Accepted Order). Distribution Partner may terminate any Specific Service Plan at any time upon thirty (30) days’ notice, in which case an Early Termination Fee shall apply.

i)	Suspension. Without limiting OneWeb’s termination rights under Sections 6c)- 6g),

(1)	AUP Violation. OneWeb, in its sole discretion, may:

(i)	refuse to activate;

(ii)	deactivate; and/or

(iii)	suspend

any of the OneWeb Approved Equipment and/or the OneWeb Services in the event of a violation or suspected violation of the AUP.

(2)	Late Payment. OneWeb reserves the right to, immediately upon notice to Distribution Partner, suspend Distribution Partner’s access to and use of the OneWeb Services (or any portion thereof) by its Sub-Distributors or End Customers in the event of any late payment of any Service Charges by Distribution Partner (other than amounts disputed in good faith); provided that OneWeb has given notice to make payment and such payment remains outstanding (in whole or in part) for more than ten (10) days following receipt of such notice.

j)	Effect of Termination.

(1)	In the case of termination of this Agreement, and except as otherwise set out in Sections 6b)-6g), (i) all current Accepted Orders with Distribution Partner will remain in effect (subject to earlier termination in accordance with Section 6h)) through expiration of the initial term or then current renewal term as applicable, of all such Accepted Orders; and (ii) the terms and conditions of this Agreement will continue to apply to all such Accepted Orders.

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(2)	Nothing in this Agreement or any Accepted Order shall prevent (i) OneWeb from providing service similar to the OneWeb Services directly or indirectly, such as through another distribution channel partner, to any End Customer after termination of the applicable Accepted Order and Distribution Partner shall have no right to any fees, compensation, commission or similar payment as a result of OneWeb doing so; and/or (ii) Distribution Partner from providing services similar to the OneWeb Services (directly or indirectly) to any End Customer after termination of the applicable Accepted Order.

(3)	Immediately upon termination of this Agreement for any reason, Distribution Partner shall, at its sole expense (except as strictly necessary to service surviving Accepted Orders):

(i)	destroy or return to OneWeb (at OneWeb’s sole election) the originals and all copies of any Confidential Information, Promotional Materials, and all OneWeb demonstration equipment, advertising material, and other OneWeb property, in whatever form, previously provided by OneWeb to Distribution Partner as of such time; and

(ii)	cease promoting, marketing, offering and reselling the OneWeb Services and no longer do business under the OneWeb name, which includes discontinuing all use of the OneWeb Marks or any advertising, slogans, trademarks, trade names, or other marks identified with OneWeb.

k)	Survival of Terms. The following provisions shall survive any termination of this Agreement and/or any Accepted Orders: (1) Sections 2 (Definitions), 5 (Service Charges, Invoicing and Payments), 6j) (Effect of Termination), 8 (Confidentiality), 9a) (OneWeb Intellectual Property), 10 (Indemnification Obligations), 11 (Disclaimer of Warranties and Limitation of Liability), 12 (Audit) and 13 (General); and (2) any other provisions of this Agreement which, by their nature, were intended by the Parties to survive any termination of this Agreement.

7.	Compliance with Law

a)	General. Each Party represents, warrants and covenants to comply with all Law (including Anti- Corruption Law, Sanctions and all applicable export control Law) in connection with its performance under this Agreement, including (1) obtaining and/or maintaining all regulatory and legal licenses and certifications, governmental or otherwise necessary for such Party’s performance under this Agreement, which includes the payment of any Government Fees; (2) furnishing to the other Party all documentation legally required in connection with the exportation or importation of the OneWeb Services; and/or (3) complying with any conditions or restrictions on the provision of the OneWeb Services and/or the OneWeb Approved Equipment. For the avoidance of doubt, the payment of Government Fees relating to obtaining and/or maintaining all regulatory and legal licenses for (i) OneWeb satellite landing rights will be OneWeb’s responsibility; (ii) subject to (iii) below, supplying the OneWeb Services to Distribution Partner will be OneWeb’s responsibility; and (iii) the onward supply of the OneWeb Services as part of Distribution Partner’s or Sub-Distributor’s overall service to End Customers will be Distribution Partner’s responsibility. Distribution Partner agrees to have adequate policies and procedures to prevent bribery, including providing anti-corruption training for all staff representing OneWeb Services.

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OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

b)	License Obligations. Under certain territorial regulatory requirements where the Distribution Partner provides the OneWeb Services to its Sub Distributors or to End Customers using and reliant upon OneWeb’s license, Distribution Partner shall comply with all such (OneWeb’s) license obligations and requirements for the provision of the OneWeb Services into that Territory, including any obligation to comply with legally required lawful intercept, or similar requirement, and other national Laws related to telecommunications, spectrum and OneWeb Approved Equipment deployment in the Territory. OneWeb agrees that it shall provide all necessary details regarding any relevant license conditions to Distribution Partner.

c)	Sanctions. Distribution Partner represents, warrants and covenants to not sell, deliver, transfer, export, re-export or allow the use of any of the OneWeb Services, hardware, software, technical data or other information, directly or indirectly, to or by any individual or entity that is: (1) designated or identified on any list of persons that are the subject or target of Sanctions, including the Specially Designated Nationals and Blocked Persons List, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions and the Consolidated List of Financial Sanctions Targets in the UK; (2) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, including, as of the Effective Date, Cuba, Iran, North Korea, Syria, Belarus, Russia, and the Crimea, Donetsk and Luhansk regions of Ukraine; (3) owned or controlled by, or acting for on behalf of, any individual or entity described in the foregoing subsections (1) or (2); or (4) otherwise the subject or target of Sanctions.

8.	Confidentiality

a)	Each Party acknowledges that any Confidential Information that has been disclosed to it by the other Party has been disclosed solely for the performance of its duties hereunder and both Parties agree that all Confidential Information provided by the other Party is the exclusive property of the disclosing Party. Neither Party, its Affiliates, directors, officers, employees, advisers, agents, contractors or persons otherwise associated with either Party hereto (including in each case persons who formerly had such an association), shall directly or indirectly, without the express prior written consent of the disclosing Party, use, furnish, give away, reveal, divulge, make known, sell, or transfer in any way Confidential Information of the disclosing Party, other than for the performance of its duties hereunder. Each Party will treat all Confidential Information of the other Party with the same degree of care as it accords to its own Confidential Information, but in no event with less than reasonable care. Each Party will only disclose Confidential Information of the other Party to those of its employees, advisors, consultants, subcontractors, representatives, shareholders, agents, and Affiliates who have a need to know in connection with this Agreement and have previously agreed to obligations consistent with the terms and conditions of this Agreement, and each Party shall be responsible for any unauthorized use or disclosure of Confidential Information made by any of such recipients. Any Confidential Information disclosed by a Party to the other Party prior to the Effective Date shall be treated in accordance with Section 8, and any previous non-disclosure agreement between the Parties shall be superseded by the terms and conditions of this Agreement pursuant to Section 13e).

b)	Each Party agrees that if it is served with any form of legal process that would require disclosure of any Confidential Information, it shall, if permitted by Law, before taking any action, immediately notify the other Party of the nature and extent of the disclosure (to the extent permitted by Law). Nothing in this Agreement shall restrict the right of such other Party to quash or limit the scope of such process.

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c)	For the purposes of this Agreement, information shall not be considered to be Confidential Information if (1) the information is in or passed into the public domain other than by breach of this Agreement; (2) the receiving Party can demonstrate with documentary evidence that the information was either (i) in its rightful possession free of any obligation of confidentiality prior to its first receipt from the disclosing Party or (ii) independently developed without reliance on Confidential Information of the disclosing Party; (3) the information is disclosed to a receiving Party without restriction by a third party having the full right to disclose; or (4) disclosed by the receiving Party with the prior written consent of the disclosing Party.

9.	Intellectual Property and Use of Marks

a)	Intellectual Property.

(1)	All Intellectual Property in relation to the OneWeb Intellectual Property shall be and remain vested in OneWeb and/or its licensors. Except for the express right to use the OneWeb Marks under this Agreement, nothing in this Agreement grants Distribution Partner any (i) rights, title, or interest in and to any OneWeb Intellectual Property; (ii) any express or implied licenses relating to use of any OneWeb Intellectual Property; and/or (iii) rights to copy, modify, disassemble, decompile, reverse engineer, create derivative works of, or make any other attempt to discover or obtain the source code for any of the software or systems which deliver the OneWeb Services.

(2)	Distribution Partner hereby grants to OneWeb and OneWeb Affiliates an irrevocable, non- exclusive, perpetual, royalty-free (for no additional remuneration whatsoever) license to all System Data in connection with the provision of the OneWeb Services, data analytics, future services and product enhancements and in connection with OneWeb’s and/or OneWeb Affiliates’ business requirements. For the avoidance of doubt, this license to System Data does not grant OneWeb or OneWeb Affiliates a right to any personally identifiable information.

b)	Authorizations to Use Marks.

(1)	In accordance with and subject to Exhibit 4, OneWeb authorizes Distribution Partner, solely in its promotion, marketing and resale of the OneWeb Services in accordance with this Agreement, to use the OneWeb Marks (the “Guidelines”).

(2)	OneWeb shall have the right to use Distribution Partner’s trademark, tradenames, service marks, and/or logos for the purpose of identifying Distribution Partner as an authorized resale partner for the OneWeb Services. OneWeb shall do so in accordance with Distribution Partner’s branding guidelines provided such guidelines are provided to OneWeb within ten (10) days of the Effective Date.

c)	Distribution Partner’s Restrictions and Requirements. Distribution Partner shall (1) not grant, or purport to grant to any government entity any right, title or interest of any kind to any of OneWeb’s Intellectual Property; and (2) not at any time do, or knowingly permit to be done, any acts or omissions which would in any way challenge or impair the rights of OneWeb and/or its licensors in and to any OneWeb Intellectual Property, or which would affect the validity of any of OneWeb Intellectual Property.

12
OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

d)	Pursuit of Infringers. Distribution Partner shall (1) immediately notify OneWeb of any alleged infringements of OneWeb’s Intellectual Property and (2) assist OneWeb in pursuing OneWeb’s legal rights against any such infringers.

10.	Indemnification Obligations

a)	Distribution Partner Indemnity. Distribution Partner shall indemnify, defend and hold harmless OneWeb, any OneWeb Affiliates and each of their respective officers, directors, agents, employees, contractors, successors and assigns in respect of any Claims whatsoever brought by any End Customer or Sub-Distributor against OneWeb or any OneWeb Affiliate in connection with or in relation to this Agreement and also in respect of any Claims arising out of or relating to: (1) Distribution Partner’s breach or alleged breach of Sections 3c), 4a) and/or 7; (2) Distribution Partner’s and/or Sub- Distributor’s breach or alleged breach of their respective Service Contract; (3) any act or omission of Distribution Partner, Sub-Distributor, or End Customer that results in loss of, or damage or degradation to, any portion of the OneWeb Network and/or the OneWeb Services; and/or (4) infringement or alleged infringement of any third party’s Intellectual Property rights by reason of OneWeb’s use of Distribution Partner’s, Sub-Distributor’s or End Customer’s trademark, service marks, and logos in the sale, distribution, or use of the OneWeb Services.

b)	OneWeb Indemnity.

(1)	OneWeb shall indemnify, defend and hold harmless Distribution Partner and its officers, directors, agents, employees, contractors, successors and assigns against any Claims arising out of or related to the infringement or alleged infringement of any third party’s Intellectual Property rights by Distribution Partner exercising its rights under, and in full compliance with the terms and conditions of, this Agreement to use the OneWeb Marks and/or to provide the OneWeb Services.

(2)	Distribution Partner acknowledges and agrees that, notwithstanding anything to the contrary in any Service Contract, Sub-Distributors and End Customers (excluding where Distribution Partner is itself an End Customer) will not have the right to seek any indemnification directly from OneWeb and that only Distribution Partner may make claims against OneWeb, including indemnification claims, pursuant to this Agreement.

c)	Indemnification Procedures. The Party seeking indemnification (the “Indemnified Party”) shall promptly give notice to the other Party (the “Indemnifying Party”) of its indemnity claim. With respect to any Claim in respect of which such notification is provided, the Indemnifying Party shall have the right to control such Claim and shall bear full responsibility for the defense of such Claim (including any settlements); provided however, that (1) the Indemnified Party shall at the cost of the Indemnifying Party, provide assistance and cooperation to the Indemnifying Party as is reasonably necessary for the defense or settlement of such Claim, including the filing of all pleadings and other court processes, the provision of all relevant information and documents, and providing reasonable access to relevant employees; (2) the Indemnified Party shall not make any admissions, settlements, or compromises without the prior written consent of the Indemnifying Party; (3) the Indemnified Party shall have the right to participate in the defense of such Claim with counsel of its choice at its own expense; and (4) the Indemnifying Party shall not, without the Indemnified Party’s consent (such consent not to be unreasonably withheld or delayed) agree to any settlement which (i) contains a stipulation to, or admission of, any liability or wrongdoing on behalf of the Indemnified Party; (ii) consents to any injunction against the Indemnified Party (except an injunction relating solely to the Indemnified Party’s continued use of any infringing materials); or (iii) requires any specific performance or non-pecuniary remedy by the Indemnified Party.

13
OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

11.	Disclaimer of Warranties and Limitation of Liability

a)	Disclaimer of Warranties. Except as expressly stated in this Agreement, the OneWeb Services, the OneWeb Marks, and the OneWeb Network is provided “AS IS” and “AS AVAILABLE” and, to the maximum extent permitted by applicable Law in respect of all of the foregoing and also the OneWeb Approved Equipment, OneWeb disclaims all, and there are no, other warranties (whether express, implied or statutory) or other standards of performance, guarantees, or any other terms implied by Law, including any implied warranties of merchantability, fitness for a particular purpose, requirement or use, and any warranty arising out of a course of performance, dealing or trade usage. OneWeb does not warrant that use of any or all of the OneWeb Services, the OneWeb Network or the OneWeb Approved Equipment will meet Distribution Partner’s requirements, be uninterrupted or error free; provided, however, that the foregoing shall not otherwise modify or limit those SLAs contained in Exhibit 2.

b)	Limitation of Liability. Except for liability arising out of: (1) Sections 8 or 10, and/or (2) OneWeb’s gross negligence, fraud (including fraudulent misrepresentation) or willful default, and to the maximum extent permitted under applicable Law, neither OneWeb nor any OneWeb Affiliate shall be liable to Distribution Partner or any other third party, under any circumstances and regardless of the form of the action or the theory of recovery, whether in contract, tort (including negligence), misrepresentation, strict liability, statutory duty or otherwise, under, in connection with or in relation to this Agreement: (1) for any special, punitive, exemplary, incidental, consequential or indirect damages of any kind, whether or not the damages were foreseeable and/or OneWeb knows or should have known of the possibility of such damages; (2) for any lost revenue, profits or business, diminution in value, anticipated savings, loss of data, or loss of enterprise value or goodwill, in each case whether direct or indirect; and/or (3) in respect of any claim or series of connected claims, in excess of (in aggregate) an amount equivalent to the amount paid (or due and payable) by Distribution Partner for the OneWeb Services during the twelve (12) month period immediately preceding the events giving rise to such claims.

c)	To the maximum extent permitted under applicable Law, OneWeb and any OneWeb Affiliates shall have no liability under this Agreement and/or to Distribution Partner, Sub-Distributor or End Customer, nor shall Distribution Partner, Sub-Distributor or End Customer make any claim against OneWeb or any OneWeb Affiliates, for (1) injury, loss, or damage sustained by reason of any unavailability, delay, faultiness, use, or failure of the OneWeb Approved Equipment, the OneWeb Services, and/or the OneWeb Network; and/or (2) any acts or omissions of OneWeb or any OneWeb Affiliates made in response to (i) a violation or suspected violation of the AUP; and/or (ii) an emergency response or in compliance with a government order including interruption, deactivation, or diversion of the OneWeb Services. Notwithstanding the foregoing, nothing contained in this Section shall limit Distribution Partners rights under Exhibit 2 to Service SLA Credits and/or termination for Chronic Performance Problems.

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OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

12.	Audit

Distribution Partner shall retain all books and records with respect to each Sub-Distributor and End Customer, including the applicable Service Contracts for, at a minimum, the period of time such Sub- Distributor is distributing or End Customer is purchasing the OneWeb Services (the “Service Period”) and for six (6) years after expiration of the Service Period. OneWeb shall have the right, at its expense, and upon reasonable notice, to examine Distribution Partner’s compliance with this Agreement and/or the OneWeb Services at any time during the Service Period and, in the event of relevant legal proceedings or a reasonable prospect of relevant legal proceedings, after expiration of the Service Period.

13.	General

a)	Notices. All notices permitted or required by this Agreement shall be deemed duly given when (1) in writing, (2) communicated by an authorized representative or automated platform (via email) of the notifying Party; (3) personally delivered to an officer of the Party being notified or when sent by an overnight delivery or courier service, by certified or registered mail (postage prepaid), or by email transmission, and (4) to the address/contact information set forth in the introductory paragraph to this Agreement or below, in an Accepted Order, or to such other address as the Party to whom notice is to be given may have previously furnished to the other Party in accordance with this Section 13a). Notice so mailed will be deemed effective on the third business day following the date of deposit into the mail or on the date of personal delivery or the day after overnight delivery or courier service or facsimile or email transmission. The Parties may fill in the following addresses for notices, which in the case of mailing addresses shall apply (where different) instead of the mailing address information in the introductory paragraph to this Agreement:

OneWeb:

Mailing address: as per introductory paragraph to this Agreement (for the attention of General Counsel)

Email address: generalcounsel@oneweb.net

Distribution Partner:

Mailing address: 301 Shiba Kotobuki Bldg.,2-30-11 Shiba, Minato-Ku, 105-0014, Tokyo, Japan

Email address: tayi.shen@aerkomm.com

b)	Governing Law and Jurisdiction. This Agreement and any and all contractual or non-contractual matters arising out of or in connection with this Agreement will be governed by, construed and enforced in all respects in accordance with the laws of England and Wales without regard to any conflict of law provisions. The Parties agree that provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and are hereby expressly and entirely excluded. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of England and Wales for all litigation arising out of or relating to this Agreement. The Parties agree that service of any process will be deemed sufficient upon actual delivery of such process at the address provided herein.

c)	Injunctive Relief. Nothing in this Agreement shall be deemed to prohibit or restrict either Party from (1) seeking injunctive relief or (2) seeking such other rights and remedies as it may have at law or equity for any actual or threatened breach of any provision of this Agreement relating to a Party’s Confidential Information or Intellectual Property.

15
OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

d)	Assignment.

(1)	Distribution Partner shall not assign or novate any of its rights or obligations hereunder without the prior written consent of OneWeb, which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition against assignment includes any change in control or ownership of Distribution Partner; provided, however, that Distribution Partner may assign its interest hereunder to a successor company upon notice subject to the ability of the successor company to (i) make a reasonable showing of its ability to fulfill the obligations of Distribution Partner hereunder if requested in a notice by OneWeb and (ii) not have a material adverse effect on OneWeb’s interests (including such assignment of interests to a successor company resulting in Distribution Partner’s nationalization).

(2)	OneWeb may, by notice to Distribution Partner, assign or novate any of its rights or obligations hereunder provided that if requested in a notice by Distribution Partner, (i) the assignee or transferee agrees in writing to assume all obligations of OneWeb hereunder, and (ii) the assignee or transferee makes a reasonable showing of its ability to fulfill OneWeb’s obligations under this Agreement.

(3)	In the event that either Party wishes to assign or novate any of its rights or obligations in compliance with this Section 13d), the other Party shall do all such acts and things reasonably necessary to give effect to such assignment or novation.

(4)	Any assignment or novation in violation of this Section 13d) shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

e)	Incorporation by Reference; Entire Agreement; Severability; Amendments and Waivers. The attachments (including the Exhibits and other OneWeb documents referenced herein) to this Agreement constitute a material part of this Agreement and are incorporated herein by their reference in this Agreement as if restated in full. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all other agreements, understandings, and contracts whether oral or written with respect thereto; provided that the foregoing shall not supersede any supply agreement for the purchase of the OneWeb Approved Equipment. If any provision of this Agreement shall be held to be invalid or unenforceable, the other provisions shall remain in full force and effect. Except as provided for in this Agreement, no modification, change, amendment or waiver of any term to this Agreement shall be of any force or effect unless in writing and signed by authorized representatives of both Parties. The waiver or failure of either Party to exercise any right provided for in this Agreement shall not be deemed a waiver of any further right hereunder under such provision or any other provisions.

f)	Order of Precedence. In the event of a conflict between a provision of this Agreement and a provision of an Accepted Order which is expressly stated to take precedence over this Agreement, the Accepted Order shall control to the extent of such conflict but in all other respects all provisions of this Agreement shall remain in full force and effect.

g)	Publicity. Except as otherwise provided for herein, no Party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party hereto. Notwithstanding the foregoing, nothing herein will prohibit any Party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is upon advice of counsel required by Law, in which case the Party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of its issuance.

16
OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

h)	Cumulative Remedies. All remedies provided in accordance with this Agreement are cumulative and are in addition to any and all legal rights of the Parties except as are expressly limited by the terms and conditions of this Agreement.

i)	Force Majeure. OneWeb shall not be in default, responsible or held liable under this Agreement for any delay in performance or for non-performance caused by circumstances beyond OneWeb’s reasonable control (each a, “Force Majeure Event”), including the following events and related events arising out of any of them: acts of God, fire, flood, extreme weather, war, government action, terrorism in any form, delays in customs, accident, epidemic or pandemic, labor trouble, shortages, or inability to obtain materials, equipment or transportation from suppliers or subcontractors; provided, however, that OneWeb provides Distribution Partner a notice as soon as possible of the existence of a Force Majeure Event. In the event that such Force Majeure Event affects OneWeb’s ability to meet its obligations for more than forty-five (45) consecutive days, then either Party shall be entitled to terminate the affected Specific Service Plan(s) immediately upon notice.

j)	Relationship of the Parties and No Third Party Beneficiary. Neither the making of this Agreement nor the performance of any provision hereunder shall be construed to constitute either Party as the agent, employee or legal representative of the other for any purpose, nor shall this Agreement be deemed to establish a joint venture or partnership between OneWeb and Distribution Partner or to create any relationship between the Parties hereto other than that of independent contractors. Neither Party hereto shall have any right or authority to create any obligation, warranty, representation, or responsibility, express or implied, on behalf of the other Party nor to bind the other Party in any manner whatsoever. Nothing in this Agreement grants any person (including all Sub-Distributors and End Customers of Distribution Partner) other than the Parties hereto any benefit or legal or equitable right, remedy, or claim, express or implied, except as expressly provided herein and no such person will be deemed a third party beneficiary under or by reason of this Agreement.

k)	Independent Legal Advice. The Parties acknowledge that (1) they have received, have had ample time to read, and have read, this Agreement and fully understand its provisions; and (2) they have had an adequate opportunity to be advised by legal and other advisors of their own choice.

l)	Counterparts and Interpretation. This Agreement may be executed electronically and in two (2) or more counterparts, which taken together constitute one single contract between the Parties. References to Sections and Exhibits are references to sections of, and exhibits to, this Agreement unless otherwise stated. The titles and headings of the Sections of, and Exhibits to, this Agreement are for reference only and shall not be deemed to modify the substantive provisions of this Agreement. The singular or plural number as used in this Agreement shall each be deemed to include the other wherever the context so admits. References to (1) persons include an individual, company, corporation, partnership or public body; and (2) days means calendar days unless otherwise referred to as “business days”. The words and phrases “other”, “including” and “in particular” shall be construed without limitation and shall not limit the generality of any preceding words. References to any legislation shall include – from time to time – (i) any subordinate legislation made under it; (ii) any modifications made to it; and (iii) any legislation which subsequently supersedes or re-enacts it (whether with or without modification).

17
OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

SIGNATURE PAGE TO

ONEWEB

DISTRIBUTION PARTNER AGREEMENT

IN WITNESS WHEREOF, the authorized representatives of both Parties have executed this Agreement on the date indicated below as of the Effective Date.

Network Access Associates Ltd.		Aerkomm Japan Inc.

By:	/s/ Massimiliano Ladovaz	By:	/s/ Tayi Shen

Massimiliano Ladovaz		Tayi Shen
Printed Name		Printed Name

COO		Regional General Manager
Title		Title

10/1/2024		9/26/2024
Date		Date

18
OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Exhibit 1

Distribution Partner’s Authorized Vertical Markets and Territories, Authorized OneWeb Services and Pricing

1.	Definitions.

“Activation” means the date from which OneWeb provides a OneWeb Service to Distribution Partner other than to verify that the OneWeb Approved Equipment connects to the OneWeb Network, and “Activating”, “Activate” and “Activated” shall be construed accordingly.

“Activation Fee” means the one-off charge for the Activation of a OneWeb Service.

“Auto-Renewal Term” means the applicable auto-renewal term for each Specific Service Plan in an Accepted Order – which shall default to the Minimum Service Duration unless otherwise provided for in an applicable rate-card for a given Specific Service Plan – that will apply after expiration of such Specific Service Plan’s then current Minimum Service Duration or auto-renewal term, unless either Party provides notice to the other Party no less than sixty (60) days prior to the end of such applicable term of its intent not to renew such Specific Service Plan in an Accepted Order.

“Billing Start Date” means in relation to a Specific Service Plan, the date specified as such in the Accepted Order or if not so specified, the earlier of (a) the Target Activation Date; or (b) the date that Distribution Partner, Sub-Distributor or End Customer starts using the applicable OneWeb Service to verify that the OneWeb Approved Equipment connects to the OneWeb Network.

“CIR Service SLA Credit Cap” means the calendar monthly credit cap for the CIR Service SLA Credit as a % of the applicable Specific Service Plan MRC.

“Commissioning” means the provisioning of a OneWeb Service on the OneWeb Network for Distribution Partner to verify that the OneWeb Approved Equipment connects to the OneWeb Network, and “Commission” and “Commissioned” shall be construed accordingly.

“Deactivation Fee” means the fee for the removal of a chargeable OneWeb Service from the OneWeb Approved Equipment.

“Early Termination Fee” means an early termination fee in lieu of payment for Specific Service Plans terminated early for convenience by Distribution Partner pursuant to Section 6h) of the Agreement, applicable as of the date of termination and set out below in this Exhibit 1, Section 3.

“Evaluation Order Form” means an Order Form to be used for the evaluation, testing and trial related OneWeb Services set out in this Exhibit 1, Sections 3.A. and 3.B.

“Global” means, all parts of the world in which OneWeb Services are generally commercially available, subject to the exclusions to Territories and Vertical Markets set out in Section 2 and also excluding those Territories that require a separate agreement under local law, in respect of which OneWeb Services may be provided under a Local Country Addendum, or as otherwise advised. Up-to-date commercial availability information and any specific exclusions, are available on request.

“Minimum Service Duration” means that minimum term for each Specific Service Plan in an Accepted Order as calculated from the applicable Billing Start Date to the end of the applicable minimum term.

1
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

“Minimum Terminal Specification” means the minimum specifications for a given Service Plan that must be met with regards to the OneWeb Approved Equipment.

“Monthly Recurring Charge” or (“MRC”) means the fixed monthly charges for use of the OneWeb Services that Distribution Partner shall be charged – and is responsible – for regardless of actual usage of the OneWeb Services in a given month.

“Order Term” means a Minimum Service Duration or Auto-Renewal Term, as applicable.

“Overage Charge” means the charge incurred under a Volume Service Plan for any data used over the specified Volume Allowance.

“OWAE List” means the list of OneWeb Approved Equipment that OneWeb may provide, amend and/or update from time to time for the respective Vertical Markets.

“Service Plan” means a service plan for a OneWeb Service, including applicable Service Charges, allowances, SLAs and other terms as outlined in this Exhibit 1, Section 3 and as may be further detailed in Exhibit 2.

“Service SLA Total Credit Cap” means the aggregate calendar monthly credit cap for all of the Service SLAs Credits as a % of the applicable Specific Service Plan MRC.

“Single Continent” means, for the purposes of Land Mobility pricing, and notwithstanding Distribution Partner’s Authorised Territories, each individual continent, (Africa, Asia, Europe, North America, Oceania, South America) subject to specific exclusions, where OneWeb Services are generally commercially available. Up-to-date commercial availability information and any specific exclusions, are available on request.

“Specific Service Plan” means (a) a single instance of a Service Plan as applied to a single instance of the OneWeb Approved Equipment; and (b) the Multi-Plan Static Volume Service Plan as applied to a single instance of the OneWeb Approved Equipment under each Specific Sub-Plan.

“Specific Service Plan MRC” means the MRC applicable to a Specific Service Plan.

“Suspension Fee” means the fee charged for the temporary pausing by Distribution Partner of the delivery of the OneWeb Service to any of the OneWeb Approved Equipment.

“Suspension Request” means a request by Distribution Partner to suspend the applicable OneWeb Services through submission of an Order Form pursuant to the terms and conditions of this Agreement and as further described in this Exhibit 1, Section 3C.(2).

“Target Activation Date” means for each Specific Service Plan the later of: (a) the date agreed in the Accepted Order for Activation of the OneWeb Service; (b) the postponed date up to a maximum of 30 days from such agreed date, as requested and notified by Distribution Partner to OneWeb up to 48 hours prior to such agreed date; or (c) the Commencement Date.

“Target Commissioning Date” means, for each Specific Service Plan, the later of (a) the date agreed in the Accepted Order for the OneWeb Service to be Commissioned; or (b) the Commencement Date.

2
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

“Terminal Class” means a class of OneWeb Approved Equipment as described in this Exhibit 1, Section 3D.

“Upgrade” means moving to any Specific Service Plan with a higher value Specific Service Plan MRC than the current Specific Service Plan pursuant to the terms and conditions of this Agreement and as further described in this Exhibit 1, Section 3C.(1).

2.	Authorized Vertical Markets and Territories

Vertical Market*	Territories*	Additional Terms and Conditions
Commercial Fixed	Japan
Commercial Land Mobile	Japan & Taiwan

*	Territories and Vertical markets are subject to i) the Commencement Date notice, ii) authorizations and restrictions relevant to any Service Plan, iii) applicable Law and all provisions outlined in this Agreement, including Sanctions; and iv) being geofenced.

3.	Authorized OneWeb Services, Service Plans and Pricing

This Section contains a detailed description of Distribution Partner’s authorized Service Plans and applicable pricing. All of the OneWeb Services, the Service Plans and each of their attributes are further defined and explained in Exhibit 2.

3
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

A.	Authorized Service Plans and Pricing.

(1)	Commercial Fixed Pricing Tables

Territory						Japan
Vertical Market						Commercial Fixed
Fixed or Mobile						Fixed
Volume Service Plan						Individual Volume or Unlimited Service Plans
Ref	Service Plan	Speed – Mbps (FWD/RTN)				Volume Allowance (GB)	MRC ($)		Bolt Ons ($)	Overage Charge ($)
		MIR	Total CIR	AF CIR (within total CIR)	EF CIR (within total CIR)		Terminal Class – Entry	Terminal Class – Standard
BB01	Broadband 100/20/100B	100/20	n/a	n/a	n/a	100GB	315	250	125/50GB 1,200/1,000GB	25/10GB
BB02	Broadband 100/20/250B	100/20	n/a	n/a	n/a	250GB	550	440		25/10GB
BB03	Broadband 100/20/500B	100/20	n/a	n/a	n/a	500GB	940	750		25/10GB
BB04	Broadband 100/20/1000B	100/20	n/a	n/a	n/a	1,000GB	1,500	1,200		25/10GB
ET01	Enterprise 10/2/U3	10/2	2.5/0.5	1/0.128	0.128/0.128	Unlimited	1,050	840	n/a	n/a
ET02	Enterprise 50/10/U6	50/10	5/1	2/0.512	0.512/0.512	Unlimited	2,100	1,680		n/a
ET03	Enterprise 50/10/U12	50/10	10/2	2/0.512	0.512/0.512	Unlimited	4,200	3,360		n/a
ET04	Enterprise 100/20/U18	100/20	15/3	3/0.648	0.648/0.648	Unlimited	6,300	5,040		n/a
ET05	Enterprise 100/20/U24	100/20	20/4	5/1	1/1	Unlimited	8,400	6,720		n/a
ET06	Enterprise 100/20/U36[x]	100/20	30/6	10/2	2/2	Unlimited	12,600	10,080		n/a
ET07	Enterprise 100/20/U48x,xx	100/20	40/8	15/3	3/3	Unlimited	16,800	13,440		n/a
ET08	Enterprise 150/30/U6	150/30	5/1	2/0.512	0.512/0.512	Unlimited	5,615	4,490		n/a
DD01	Dedicated 50/10/UPDx,xx	50/10	50/10	10/2	2/2	Unlimited	n/a	16,800		n/a
DD02	Dedicated 60/12/UPDx,xx	60/12	60/12	12/2	2/2	Unlimited	n/a	20,160		n/a
DD03	Dedicated 70/14/UPDx,xx	70/14	70/14	14/3	3/3	Unlimited	n/a	23,520		n/a
DD04	Dedicated 80/16/UPDx,xx	80/16	80/16	16/4	4/4	Unlimited	n/a	26,880		n/a
DD05	Dedicated 90/18/UPDx,xx	90/18	90/18	18/5	5/5	Unlimited	n/a	30,240		n/a
DD06	Dedicated 100/20/UPDx,xx	100/20	100/20	20/5	5/5	Unlimited	n/a	33,600		n/a
Terms Per Specific Service Plan
Minimum Service Duration						12 months
Auto-Renewal Term						12 months
CIR Service SLA Credit Cap						10%
Early Termination Fees						Months, or parts thereof, remaining on Minimum Service Duration

X	Plan availability subject to feasibility check on OneWeb Approved Equipment Specific Site location.

XX	Until specifically agreed by OneWeb, the SLA as described in Exhibit 2 relating to the CIR for uplink traffic is not enforceable.

4
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Territory						Japan
Vertical Market						Commercial Fixed
Fixed or Mobile						Fixed
Volume Service Plan						Multi-Plan Static Volume
Ref	Service Plan	Speed – Mbps (FWD/RTN)				Volume Allowance (GB)	MRC ($)		Minimum Number of Specific Sub-Plans	Maximum Number of Sub-Plans	Overage Charge ($)	Bolt-On GB ($)	Sub-Plan Bolt On / Sub- Plan ($)
		MIR	Total CIR	EF CIR	AF CIR		Terminal Class – Entry	Terminal Class – Standard
FV01	F.Static.B 100/20/1500B	See Sub-Plan				1,500GB	4,125	3,300	5	30	300 / 100GB	1,100 / 500GB	1,100 / 10 Sub-Plans
FV02	F.Static.B 100/20/3000B					3,000GB	7,125	5,700	5	60
FV03	F.Static.B 100/20/6000B					6,000GB	12,000	9,600	5	120
FV04	F.Static.B 100/20/12000B					12,000GB	19,500	15,600	5	240
Terms Per Specific Service Plan
Minimum Service Duration						12 months
Auto-Renewal Term						12 months
CIR Service SLA Credit Cap						10%
Early Termination Fees						Months, or parts thereof, remaining on Minimum Service Duration
Ref	Sub-Plan	Speed – Mbps (FWD/RTN)				Volume Allowance (GB)	Terminal Class		Minimum Number of Specific Sub-Plans	Maximum Number of Sub-Plans	Overage Charge
		MIR	Total CIR	EF CIR	AF CIR
	F.Static.B Sub 100/20/0B	100/20	n/a	n/a	n/a	n/a	As Service Plan

Territory						Japan
Vertical Market						Commercial Fixed
Fixed or Mobile						Fixed
Volume Service Plan						Dynamic Volume Group
Ref	Dynamic Volume Service Plan	Speed – Mbps (FWD/RTN)				Volume Allowance (GB)	MRC ($)		Bolt-On	Minimum – Maximum No. of Service Plans in Group	Overage Charge ($)
		MIR	Total CIR	AF CIR (within total CIR)	EF CIR (within total CIR)		Terminal Class – Entry	Terminal Class – Standard
DV01	F.Dynamic.B 100/20/25B	100/20	n/a	n/a	n/a	25GB	125	n/a	n/a	10-200	40/10GB
DV02	F.Dynamic.B 100/20/50B	100/20	n/a	n/a	n/a	50GB	200	n/a		10-200	40/10GB
DV03	F.Dynamic.B 100/20/100B	100/20	n/a	n/a	n/a	100GB	315	250		10-200	40/10GB
DV04	F.Dynamic.B 100/20/250B	100/20	n/a	n/a	n/a	250GB	550	440		10-200	40/10GB
DV05	F.Dynamic.E 10/2/100B	10/2	2.5/0.5	1/0.128	0.128/0.128	100GB	625	500		10-200	40/10GB
DV06	F.Dynamic.E 50/10/250B	50/10	5/1	2/0.512	0.512/0.512	250GB	1,250	1,000		10-200	40/10GB
Terms Per Specific Service Plan
Minimum Service Duration						12 months
Auto-Renewal Term						12 months
CIR Service SLA Credit Cap						10%
Early Termination Fees						Months, or parts thereof, remaining on Minimum Service Duration

5
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(2)	Commercial Land Mobile Pricing Tables

Territory						Japan & Taiwan
Vertical Market						Commercial Land Mobile
Fixed or Mobile						Mobile
Volume Service Plan						Individual Volume or Unlimited Service Plans
Ref	Service Plan	Speed – Mbps (FWD/RTN)				Volume Allowance (GB)	MRC ($)		Bolt On ($)	Suspension MRC ($)	Overage Charge ($)
		MIR	Total CIR	AF CIR (within total CIR)	EF CIR (within total CIR)		Global	Single Continent
BB01	Mobile.B 100/20/100B	100/20	n/a	n/a	n/a	100GB	n/a	510	250 / 50GB 2,400 / 1,000 GB	300	50/10GB
BB02	Mobile.B 100/20/250B	100/20	n/a	n/a	n/a	250GB	n/a	890		300	50/10GB
BB03	Mobile.B 100/20/500B	100/20	n/a	n/a	n/a	500GB	n/a	1,520		300	50/10GB
BB04	Mobile.B 100/20/1000B	100/20	n/a	n/a	n/a	1,000GB	n/a	2,430		300	50/10GB
ET01	Mobile.E 10/2/U3	10/2	2.5/0.5	1/0.128	0.128/0.128	Unlimited	n/a	1,705	n/a	600	n/a
ET02	Mobile.E 50/10/U6	50/10	5/1	2/0.512	0.512/0.512	Unlimited	n/a	3,405		600	n/a
ET03	Mobile.E 50/10/U12	50/10	10/2	2/0.512	0.512/0.512	Unlimited	n/a	6,805		600	n/a
ET04	Mobile.E 100/20/U18	100/20	15/3	3/0.648	0.648/0.648	Unlimited	n/a	10,210		600	n/a
ET05	Mobile.E 100/20/U24	100/20	20/4	5/1	1/1	Unlimited	n/a	13,610		600	n/a
ET08	Mobile.E 150/30/U6	150/30	5/1	2/0.512	0.512/0.512	Unlimited	n/a	7,680		600	n/a
Terms Per Specific Service Plan
Minimum Service Duration						12 months
Auto-Renewal Term						12 months
Terminal Class						Entry Class
CIR Service SLA Credit Cap						10%
Early Termination Fees						Months, or parts thereof, remaining on Minimum Service Duration

Territory						Japan & Taiwan
Vertical Market						Commercial Land Mobile
Fixed or Mobile						Mobile
Volume Service Plan						Multi-Plan Static Volume
		Speed – Mbps (FWD/RTN)					MRC ($)
Ref	Service Plan	MIR	Total CIR	AF CIR	EF CIR	Volume Allowance (GB)	Global	Single Continent	Minimum Number of Specific Sub-Plans	Maximum Number of Sub-Plans	Overage Charge ($)	Bolt-On GB ($)	Sub-Plan Bolt On / Sub-Plan ($)
FV01	M.Static.B 100/20/1500B	See Sub-Plan				1,500GB	n/a	6,685	5	30
FV02	M.Static.B 100/20/3000B					3,000GB	n/a	11,545	5	60	550 /	2,000/	2,000 /
FV03	M.Static.B 100/20/6000B					6,000GB	n/a	19,440	5	120	100GB	500GB	10 Sub- Plans
FV04	M.Static.B 100/20/12000B					12,000GB	n/a	31,590	5	240
Terms Per Specific Service Plan
Minimum Service Duration			12 months
Auto-Renewal Term			12 months
Terminal Class			Entry
CIR Service SLA Credit Cap			10%
Early Termination Fees			Months, or parts thereof, remaining on Minimum Service Duration
Ref	Sub-Plan	Speed – Mbps	Terminal Class	Overage Charge

6
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

	(FWD/RTN)					Minimum
	MIR	Total CIR	EF CIR	AF CIR	Volume Allowance (GB)	Number of Specific Sub-Plans	Maximum Number of Sub-Plans
M.Static.B Sub 100/20/0B	100/20	n/a	n/a	n/a	n/a	As Service Plan

Territory						Japan & Taiwan
Vertical Market						Commercial Land Mobile
Fixed or Mobile						Mobile
Volume Service Plan						Dynamic Volume Group
Ref	Dynamic Volume Service Plan	Speed – Mbps (FWD/RTN)				Service Plan Volume Allowance (GB)	MRC ($)		Bolt-on	Minimum – Maximum No. of Service Plans in Group	Overage Charge ($)
		MIR	Total CIR	AF CIR (within total CIR)	EF CIR (within total CIR)		Global	Single Continent
DV01	M.Dynamic.B 100/20/25B	100/20	n/a	n/a	n/a	25GB	n/a	205	n/a	10-200	80/10GB
DV02	M.Dynamic.B 100/20/50B	100/20	n/a	n/a	n/a	50GB	n/a	325		10-200	80/10GB
DV03	M.Dynamic.B 100/20/100B	100/20	n/a	n/a	n/a	100GB	n/a	510		10-200	80/10GB
DV04	M.Dynamic.B 100/20/250B	100/20	n/a	n/a	n/a	250GB	n/a	890		10-200	80/10GB
DV05	M.Dynamic.E 10/2/100B	10/2	2.5/0.5	1/0.128	0.128/0.128	100GB	n/a	1,015		10-200	80/10GB
DV06	M.Dynamic.E 50/10/250B	50/10	5/1	2/0.512	0.512/0.512	250GB	n/a	2,025		10-200	80/10GB
Terms Per Specific Service Plan
Minimum Service Duration						12 months
Auto-Renewal Term						12 months
Terminal Class						Entry
CIR Service SLA Credit Cap						10%
Early Termination Fees						Months, or parts thereof, remaining on Minimum Service Duration

7
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(3)	Service Plan Uplift.

For any Service Plan with a Minimum Service Duration less than twelve (12) months, there shall be the following uplift to the pricing for such Service Plans:

Minimum Service Duration	MRC Uplift
At least one (1) months and less than twelve (12) months	+30.0% premium

For example, if a Service Plan has a rate-card with an MRC of $6,000 with a Minimum Service Duration of Twelve (12) months, Distribution Partner may order such Service Plan for a Minimum Service Duration between one (1) and twelve (12) months by paying a 30% uplift on such MRC (which is $1,800 = .3*$6,000) for a total MRC after such uplift of $7,800.

B.	Additional Purchases.

(1)	Automatic Overage. Details on automatically adding data increments to Volume Service Plans are contained in Section 4B.(1)i. of Exhibit 2.

(2)	Additional Data Increment Purchases. Details on ordering the addition of data increments – in advance through an Accepted Order – to Volume Service Plans are contained in Section 4B.(1)ii. of Exhibit 2.

(3)	Additional Specific Sub-Plan Purchases (Multi-Plan Static Volume Service Plans Only). Details on adding additional Specific Sub-Plans to a specific Multi-Plan Static Volume Service Plan through an Accepted Order are contained in Section 4B.(2) of Exhibit 2.

C.	Option to Upgrade; and Right of Suspension.

(1)	Option to Upgrade. Distribution Partner may Upgrade a Specific Service Plan for the remainder of the then current Order Term.

(2)	Right of Suspension. Solely as it relates to any Specific Service Plan for the Service Plan Type of Mobile only but excluding Mobile Dynamic Service Plans, Distribution Partner may submit a Suspension Request to OneWeb in accordance with those requirements set forth in the table below:

Suspension Order Date	Order Term	Advance Notice of Suspension (Start / Stop)	Maximum Suspension Allowance	Minimum Suspension Term	One-Off Price per each Distribution Partner Suspension	MRC during Suspension Period
During Order Term	12 months	48 hours	3 months	1 month	$50	See Specific Service Plan for Mobile in this Exhibit 1, Section 3A.
	24 months	48 hours	6 months	1 month
	36 months	48 hours	9 months	1 month

In a Suspension Request, the duration of a suspension (“Suspension Period”) may not be less than the Minimum Suspension Term (as indicated above).

8
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Additionally, (i) the aggregate duration of all Suspension Periods over an Order Term may not be more than the Maximum Suspension Allowance (as indicated above); and (ii) the applicable Order Term shall be extended by the aggregate duration of all Suspension Periods during such Order Term (i.e., if the applicable OneWeb Service is suspended twice for one (1) month each during the Order Term for an aggregate of two (2) months, the Order Term shall be extended by two (2) months).

The following is an example of Distribution Partner’s right to suspension: Mobile.B 100/20/100B is the Specific Service Plan for Mobile (not otherwise included in a Mobile Dynamic Volume Group) for a twelve (12) month Order Term starting January 1, 2023 with a Specific Service Plan MRC of $660 and a Specific Service Plan MRC of $300 during any applicable suspension. Suspension is requested by Distribution Partner from June 15, 2023 for 1 month and again for the entirety of October and November 2023 with each such request being made more than 48 hours in advance. As such, (a) for the foregoing June requested suspension, a Suspension Fee of $50 is payable upfront and the Specific Service Plan MRC of $300 (made up as $150 relating to June 16th to June 30th, and $150 relating to July 1st to July 15th) is payable due to the suspension instead of the Specific Service Plan MRC of $660 over this time period; (b) for the foregoing October requested suspension, a suspension fee of $50 is payable and the Specific Service Plan MRC of $300 is payable due to the suspension in October and November instead of the Specific Service Plan MRC of $660 over this time period; and (c) the twelve (12) month Order Term is extended by three (3) months to cover the foregoing suspended months meaning the original contract Order Term now ends March 31, 2024 instead of December 31, 2023. For the avoidance of doubt, had Distribution Partner requested to suspend the foregoing Specific Service Plan from June 5, 2023 through June 15, 2023 or June 25, 2023 through July 15, 2023, such suspension requests would have been denied as they would not have been for the minimum suspension term of a one (1) month period.

D.	OneWeb Approved Equipment Terminal Class. Each Service Plan shall only be used with the same relevant OneWeb Approved Equipment as identified by the Terminal Class column(s) in the applicable rate-card for a Service Plan and as further described in the OWAE List for the applicable Vertical Market.

4.	Interconnect Service Charges

Details on Interconnection Service Types are contained in Exhibit 2.

Interconnect Service	OneWeb PoP	Set Up Cost	MRC
Cross Connect	Location Name	$x – charges will apply for non-standard Interconnect
Cross Connect	Location Name	$x – charges will apply for non-standard Interconnect

Non-standard interconnect options shall be priced on a case-by-case basis.

9
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

5.	PoP-to-PoP Pricing

The following pricing sets out the Service Charges for routing traffic between a Landing PoP and a Roaming Home PoP (the “PoP Service Charges”). On a monthly basis, Distribution Partner will not incur any charge for the first ten thousand USD ($10,000) of the PoP Service Charges (the “Free PoP Service Charges”). Any amount of PoP Service Charges above the Free PoP Service Charges will be invoiced monthly in arrears independently of the MRCs.

$/GB	Roaming Home PoP Region
Landing PoP Region	North America	Hawaii	Europe	Australasia	Middle East	South Asia	Japan	Africa	South America
North America	0.05	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Hawaii	0.2	-	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Europe	0.2	0.2	0.05	0.2	0.2	0.2	0.2	0.2	0.2
Australasia	0.2	0.2	0.2	0.05	0.2	0.2	0.2	0.2	0.2
Middle East	0.2	0.2	0.2	0.2	0.05	0.2	0.2	0.2	0.2
South Asia	0.2	0.2	0.2	0.2	0.2	0.05	0.2	0.2	0.2
Japan	0.2	0.2	0.2	0.2	0.2	0.2	-	0.2	0.2
Africa	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.15	0.2
South America	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.15

6.	Revenue Forecast

This Section contains a revenue forecast of projected spend for the OneWeb Services (only) in $USD (millions) for each Vertical Market and Territory included in this Exhibit 1, Section 2, which does not constitute a commitment by either Party as this is merely an estimate of the minimum expected revenue.

The measurement period below starts from the first Commencement Date for the applicable Vertical Market (which may vary by Territory) or as otherwise agreed between the Parties in writing.

Territory Japan

Vertical Market	Year 1	Year 2	Year 3	Year 4	Year 5
Commercial Fixed	0.1	1	5	5.5	6
Commercial Land Mobile	0.05	3	6	7	7.5

TOTAL	0.15	4	11	12.5	13.5

Territory Taiwan

Vertical Market	Year 1	Year 2	Year 3	Year 4	Year 5
Commercial Land Mobile	0.02	1	2	2.5	3

TOTAL	0.02	1	2	2.5	3

10
Exhibit 1 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Exhibit 2

OneWeb Service Description and Service Levels

1.	DEFINITIONS

“APIs” means OneWeb’s industry standard application program interface that uses HTTP requests to GET, PUT, POST and DELETE data.

“Chronic Performance Problem” means, for the same affected OneWeb Approved Equipment, any three (3) months within a six (6) month rolling period where Distribution Partner receives the Service SLA Credit or OneWeb deviates from any of the Network Performance Metrics, which shall only be effective and applicable for End Customers in a given Territory after the third full month from an applicable Commencement Date.

“CIR Service SLA” has the meaning given to it in Section 5A.(1) of this Exhibit 2.

“CIR Service SLA Credit” has the meaning given to it in Section 5A.(1) of this Exhibit 2.

“Committed Information Rate” or (“CIR”) means the rate of all IP packets (header and payload) to or from active OneWeb Approved Equipment, as applicable, as sampled at the Landing PoP.

“Digital Products” mean OneWeb’s applications.

“Dynamic Volume Group” means a group of Specific Service Plans, meeting the minimum number required and up to the maximum number allowed provided for in Exhibit 1 and all of which (A) are derived from the same Dynamic Volume Service Plan, (B) are attached to the same End Customer, and (C) utilize the OneWeb Approved Equipment within the same relevant Terminal Class as further described in Section 3D. of Exhibit 1. For the avoidance of doubt, a Dynamic Volume Group is not a Specific Service Plan.

“Dynamic Volume Service Plan” means a Volume Service Plan that aggregates and shares its Volume Allowance in a Dynamic Volume Group.

“Emergency Maintenance” means unscheduled downtime of the OneWeb Services and/or the OneWeb Network (or any portion thereof) outside of Planned Maintenance due to urgent and/or emergency maintenance. OneWeb may carry out Emergency Maintenance without notice to Distribution Partner.

“Home PoP” means a PoP: (A) designated as the end of the service boundary for any OneWeb Service at the OneWeb PoP which is Distribution Partner’s designated Interconnection Service Type; and (B) which is also (for any given traffic) a Landing PoP or a Roaming Home PoP.

“Interconnection Service Type(s)” means the following interconnection service type supported by the OneWeb Network: (A) Cross Connects as defined below in Section 3C. of this Exhibit 2.

“Landing PoP” means the PoP to which the OneWeb Network by default routes the traffic from OneWeb Approved Equipment within a certain Service Region.

“Maritime GB SLA” has the meaning given to it in Section 5A.(2) of this Exhibit 2.

“Maritime GB SLA Credit” has the meaning given to it in Section 5A.(2) of this Exhibit 2.

1
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

“Maximum Information Rate” or (“MIR”) means the peak rate of all IP packets (header and payload) to or from active OneWeb Approved Equipment, as applicable, as sampled at the Landing PoP.

“Multi-Plan Static Volume Service Plan” means a Volume Service Plan that allows for a number of total available Specific Sub-Plans that may be in use consuming bandwidth – meeting the minimum number required and up to the maximum number allowed for each as provided for in Exhibit 1 and all of which such Specific Sub-Plans (A) have the same combination of CIR and MIR, (B) attached to the same End Customer, and (C) must utilize OneWeb Approved Equipment within the same relevant Terminal Class as further described in Section 3D. of Exhibit 1 – to share a Volume Allowance. A Multi-Plan Static Volume Service Plan becomes active upon the Billing Start Date of the first Specific Sub-Plan within such plan and this establishes the applicable billing cycle for such plan going forward and, thereafter, or at the same time such first Specific Sub-Plan is activated, additional Specific Sub-Plans may be activated under each such plan up to the maximum number allowed for such plan provided for in Exhibit 1.

“Named Authorized User” means a current employee of Distribution Partner with a validly registered and up-to-date account to access the Digital Products.

“Network Slice” means a logically separate part of the OneWeb Network, as described in further detail in Section 3B. of this Exhibit 2.

“Planned Maintenance” means preventative maintenance, planned outages and/or expansion of the OneWeb Services or the OneWeb Network (or any portion thereof) as may be necessary to maintain the OneWeb Services and/or the OneWeb Network in satisfactory operating condition, to provide additional system capacity, or to protect the overall performance of the OneWeb Services and/or the OneWeb Network. OneWeb will endeavor to give Distribution Partner at least ten (10) calendar days’ prior notice before carrying out any Planned Maintenance.

“Reference OneWeb Approved Equipment” means the OneWeb Approved Equipment owned and managed by OneWeb for the purpose of monitoring and management.

“Roaming Home PoP” means a Home PoP to which the Distribution Partner chooses to route certain traffic regardless of the Service Region in which the applicable OneWeb Approved Equipment is located, configured by Distribution Partner within a Network Slice, and to which OneWeb routes traffic from the applicable Landing PoP.

“Service Level(s)” (“Service SLA(s)” or “SLA(s)”) means those required minimum service levels for the OneWeb Services and/or Network Performance Metrics defined and provided for in Section 5 of this Exhibit 2.

“Service Plan Types” as specifically identified in Section 3 to Exhibit 1 as it relates to the Service Plans shall mean the following:

●	“Fixed” means that the OneWeb Approved Equipment will be installed in a fixed location on a land mass or a fixed location at sea such as a platform and not moved for the duration of the Order Term without OneWeb approval and subject to an additional capacity check; and

●	“Mobile” means that the OneWeb Approved Equipment is expected to be mobile can be moved and re-installed in a different location within the applicable Territories, mobile connectivity may be expected to be delivered while the terminal, which may be installed on a vessel, an aircraft, vehicle, person or other object, is both stationary and mobile.

2
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

“Land Mobile Service Plan Sub-Types” as specifically identified in Section 3 to Exhibit 1 as it relates to the Commercial Land Mobile Vertical Market, shall mean the following Mobile Service Plans:

●	“COTM” means that the OneWeb Approved Equipment may be mobile and connectivity will be delivered whilst the OneWeb Approved Equipment is both stationary and mobile on land within the applicable Territory(ies). For the avoidance of doubt, The OneWeb Approved Equipment can be removed and reinstalled on alternative Sites on land without OneWeb approval; and

●	“COTP” means that the OneWeb Approved Equipment can be moved and re-installed in a different location within the applicable Territories, but within a single continent only, and connectivity may only be used while the terminal is stationary. For the avoidance of doubt, the OneWeb Approved Equipment can be removed and reinstalled on alternative Sites on land without OneWeb approval. OneWeb Approved Equipment that is expected to be mobile outside a Single Continent only, would be classified COTM.

“Service Region” means a geographic area defined by OneWeb for the purpose of routing traffic from OneWeb Approved Equipment in that area, which can be clearly described by country borders, sub- country state or province borders, or latitude/longitude coordinates.

“Service SLA Credit” means any credit applicable to any Service SLA as provided for in Section 5A of this Exhibit 2.

“Specific Site” means the specific land-based site, aircraft or vessel, where either a single instance or multiple instances of the OneWeb Approved Equipment is located.

“Specific Sub-Plan” means a single instance of the combination of CIR and MIR as allowed under a Multi- Plan Static Volume Service Plan and applied to a single instance of the OneWeb Approved Equipment.

“Unlimited Service Plan” means a Service Plan with access to unlimited data (i.e., no Volume Allowance).

“Vertical Market” as specifically identified on Exhibit 1 as it relates to Distribution Partner shall generally mean the following:

●	“Civil Government” means any civil government market including civil government buildings facilities, schools and universities, research facilities, weather stations, first responders, police and border control;

●	“Commercial Aviation” means commercial air transport for the purpose of providing inflight connectivity services;

●	“Commercial Fixed” means any commercial market for fixed based connectivity including enterprise, community connectivity broadband, and remote outpost;

●	“Commercial Land Mobile” means any commercial market for land (non-fixed) based connectivity, such as vehicles whilst on the move or static, other communications on the move, and deployable services.

●	“Commercial Maritime” means merchant and cargo vessels, passenger vessels, offshore platforms, supply vessels, work boats, fisheries and any other type of marinized commercial platform floating or anchored with or without a hull, which includes further definitions for Segments of Commercial Maritime as described in Exhibit 1;

●	“Military Government” means any military government market including defense and military government applications; and

●	“Private Aviation” means fixed wings aircrafts, including business jets, non-passenger jets and non-governmental aircrafts.

3
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

“Volume Allowance” means the monthly amount of all IP packets (header and payload) in GB to and from the OneWeb Approved Equipment as measured at the Landing PoP provided for in Exhibit 1 that is included in the MRC and that is pro-rated for a part month where applicable.

“Volume Service Plan” means a Service Plan with a Volume Allowance.

2.	SERVICE MANAGEMENT BOUNDARY

As illustrated in the below figure, OneWeb’s demarcation service management boundary (SMB) for OneWeb’s role and responsibility as it relates to the OneWeb Services is the OneWeb facing interfaces on the OneWeb Approved Equipment and at the Home PoP. The actual physical demarcation points of such OneWeb interface will be agreed by OneWeb and Distribution Partner during the Interconnect Service Type stage (discussed below in more detail in Section 3C. of this Exhibit 2).

3.	ONEWEB SERVICE DESCRIPTIONS

The OneWeb Service shall be Commissioned on the OneWeb Network by the Target Commissioning Date, provided that Distribution Partner and provides all the necessary Specific Site related data at least three (3) business days prior to the Target Commissioning Date. If any such data is provided later than that, then OneWeb shall Commission the OneWeb Service within three (3) business days following receipt, and OneWeb may postpone Activation of the OneWeb Service by a period after the Target Activation Date equivalent in duration to the period from the Target Commissioning Date to the actual Commissioning date.

The OneWeb Services are described below in the following categories:

●	Traffic Prioritization;

●	Network Slice; and

●	Interconnect Service Type.

A.	Traffic Prioritization. The OneWeb Network shall support the following three (3) classes of traffic prioritization, which can be combined in Service Plans as indicated in the table below:

(1)	Expedited Forwarding (“EF”): dedicated bearer with highest priority delivery;

4
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(2)	Assured Forwarding (“AF”): dedicated bearer with high priority delivery; and

(3)	Standard Forwarding (“SF”): default bearer with default forwarding class (which is the lowest traffic prioritization level).

Where the Service Plans provide multiple levels of priority, these are defined as additional Classes of Service (“CoS”). End Customers shall be responsible for marking traffic with the right CoS in both the forward and the reverse path. OneWeb shall preserve these CoS markings between the OneWeb Approved Equipment (Customer Edge handover point) and the Home PoP (Provider Edge handover point).

Service Plans support traffic prioritization in the following combinations:

SF	AF	EF	Details
Yes	No	No	provides an End Customer with a single SF quality of service with no/equal traffic prioritization.
Yes	No	Yes	provides the following two (2) levels of priority: (a) high priority connectivity of EF for e.g., Voice Over IP (VOIP) services; and (b) SF connectivity for all other data traffic.
Yes	Yes	Yes	enables End Customers to connect remote business sites easily and cost effectively where multiple business critical applications and services require specific support; and (b) ensures committed quality of service with two (2) levels of priority traffic (AF, EF) in addition to SF connectivity for all other data traffic.

B.	Network Slice. Each Service Plan must be assigned to a Network Slice and Network Slices may include various classes of traffic prioritization. OneWeb shall provide one or more Network Slices to create a logical grouping of Service Plans.

(1)	Services Support: The following services shall be supported by OneWeb per Network Slice:

●	Isolated IP addressing, such that overlapping ranges may be supported among different End Customer groups, each using their own Network Slice;

●	Data pooling, such that allowances may be shared among End Customers on the same Network Slice; and

●	Routing optimization, such that different Network Slices may be used to ‘home’ traffic for different End Customer groups to their preferred Home PoP.

(2)	Constraints: The following constraints shall apply to each Network Slice:

●	A Network Slice shall support one Interconnect Service Type at one Home PoP location;

●	OneWeb shall allocate each Distribution Partner with a set number (to be agreed to during onboarding) of Network Slices that they can set-up and used for groups of End Customers;

●	Distribution Partner may request additional Network Slices, to be considered by OneWeb on a per-request basis; and

●	Distribution Partner shall be able to manage the configuration of each Network Slice, including logical identifiers (End Customer IP address range), quality of service, and routing requirements (such as choice of Interconnect Service Type).

5
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(3)	Restrictions: Without limiting Distribution Partner’s other obligations in this Agreement, in no event shall Distribution Partner employ a Network Slice to derive an unfair pricing advantage or otherwise subvert the terms and conditions of this Agreement (including those terms and conditions in Exhibit 1) as determined by OneWeb in its sole discretion.

C.	Interconnect Service Types.

(1)	“Cross Connect” provides a physical private interconnect between OneWeb and Distribution Partner at one of OneWeb’s PoP locations across the globe for the primary purpose of routing exchange and traffic flow. Multiple Cross Connects can utilize an existing private interconnect between OneWeb and Distribution Partner once it has been installed. The characteristics of each Cross Connect will be agreed between OneWeb and Distribution Partner prior to installation of such Cross Connect.

OneWeb Obligations. For each Cross Connect, OneWeb shall provide Distribution Partner with a letter of authorization to interconnect with OneWeb at the chosen OneWeb PoP(s) where appropriate. Once the interconnect is set up the chosen OneWeb PoP(s) become Home PoP(s) at which OneWeb shall hand traffic to Distribution Partner.

Distribution Partner Obligations. For each Cross Connect, Distribution Partner shall:

i.	advise OneWeb of its Autonomous System (AS) number;

ii.	advise OneWeb of the chosen OneWeb PoP location(s) where they will complete a private interconnect with OneWeb, if Distribution Partner is not at one of the OneWeb PoPs then it needs to order circuits to meet OneWeb at these PoPs;

iii.	issue the necessary letter of authorizations for the private interconnect physical demarcation points at the OneWeb PoP(s) with OneWeb;

iv.	agree the physical specifications for the interconnect handoff inside PoP colocation facilities;

v.	agree to the parameters necessary to establish the Border Gateway Protocol peering session with OneWeb including IPv4/IPv6 addressing and route advertisements;

vi.	ensure the IP Packets passed across the OneWeb Network are marked with the applicable Differentiated Services Code Point (“DSCP”) markings;

vii.	ensure the IP Packets passed through the OneWeb Approved Equipment to the OneWeb Network are marked with the applicable DSCP markings;

viii.	ensure all Private IP Address blocks Distribution Partner intends to allocate have been agreed to with OneWeb;

ix.	if Distribution Partner requires Public IP Addresses, bring the Public IP Address blocks for allocation to the OneWeb Approved Equipment;

x.	provide the Domain Name Server and Dynamic Host Configuration Protocol Services for the OneWeb Approved Equipment; and

xi.	for Private IP Address, be responsible for Network Address Translations in its domain.

4.	ONEWEB SERVICE PLANS

A.	OneWeb offers the following two (2) Service Plans:

●	Unlimited Service Plans;

and

6
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

●	Volume Service Plans consisting of the following:

o	Individual Volume Service Plans;

o	Dynamic Volume Service Plans; and/or

o	Multi-Plan Static Volume Service Plans.

Each of the foregoing Service Plans shall fall into one of the Service Plan Types of either Fixed or Mobile.

Example Service Plans:

	Volume Allowance per Specific Service Plan	Specific Sub- Plans sharing a Volume Allowance	Specific Service Plans sharing a Volume Allowance	Total Volume Allowance shared
Unlimited Service Plans
Unlimited Service Plan	N/A	N/A	1	N/A
Volume Service Plans
Individual Volume Service Plan	e.g., 500GB	N/A	1	N/A
Dynamic Volume Service Plan	e.g., 100GB	N/A	e.g., 20 (max 25), which collectively form the Dynamic Volume Group	100GB * 20 = 2,000GB
Multi-Plan Static Volume Service Plan	e.g., 1,000GB	e.g., minimum 5, maximum 15, each of which is a Specific Sub- Plan	n/a	1,000GB

B.	Volume Service Plan Specific Provisions.

(1)	Overages and Additional Data Increment Purchases. If the maximum allowed Volume Allowance on any Volume Service Plan is reached before the end of the applicable billing cycle, OneWeb provides the following options to Distribution Partner to ensure continuation of the applicable OneWeb Services:

i.	Automatic Agreed To Addition: Data increments are automatically added to the Volume Service Plan when the maximum allowed Volume Allowance (including any Volume Allowance generated by an Additional Data Increment Purchase, as set out below) has been reached at the size and cost of such data increments provided for in an applicable rate-card for a given Volume Service Plan in Exhibit 1. In the foregoing scenario, all Service Levels for the applicable Volume Service Plan cease to apply once the Volume Allowance has been exceeded.

●	For example, assuming a Land Fixed Single Service Plan of “Broadband 100/20/100B” is selected with a Volume Allowance of 100GB and an Overage Charge of $25/10GB. If the data usage during the month is 104.1GB, the Overage Charge will be calculated as though the usage during the month was 110GB since the overage increment for such plan is 10GB, which results in an Overage Charge of $25.

or

7
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

ii.	Additional Data Increment Purchases (Accepted Orders Required): Data increments may be ordered in advance by Distribution Partner – at any time within a billing cycle – and added to the Volume Service Plan only after an Accepted Order is processed by OneWeb at the size and cost of such data increments provided for in an applicable rate-card for a given Volume Service Plan in Exhibit 1 and for a single calendar month as provided in such Accepted Order. For the avoidance of doubt, such calendar month may be the then current month or any future month during an Order Term. In the foregoing scenario, all Service Levels for the applicable Volume Service Plan continue to apply until such time as the use of the additional data increment purchase has been exhausted without the same being replenished through another Accepted Order.

For the avoidance of doubt, any additional data increment purchases may be shared across (a) Specific Service Plans in a Dynamic Volume Group; and (b) Specific Sub-Plans in a Multi- Plan Static Volume Service Plan.

●	For example, Distribution Partner has ten (10) Specific Service Plans each with an individual Volume Allowance of 100GB. These Specific Service Plans have been included in a Dynamic Volume Group (as they otherwise meet all applicable requirements within this definition) and, as such, all such Specific Service Plans can share the total aggregate monthly allowance of 1,000GB. For one of these Specific Service Plans, Distribution Partner purchases an additional data increment of 50GB for the current calendar month. All 10 Specific Service Plans in the Dynamic Volume Group can now share the total aggregate monthly allowance of 1,050GB (1,000GB + 50GB) for the remainder of the month.

●	Another example, Distribution Partner has five (5) Specific Sub-Plans all in a Land Fixed Multi-Plan Static Volume Service Plan with a Volume Allowance of 100GB. For one of these Specific Sub-Plans, Distribution Partner purchases an additional data increment of 100GB for the current calendar month. The Volume Allowance shall increase to 200GB in the Multi-Plan Static Volume Service Plan for all five (5) Specific Sub-Plans to share for the remainder of the month.

If additional data increments are needed but not ordered by Distribution Partner, and further discussed in Section 4B.(1)i. of this Exhibit 2, OneWeb shall continue the applicable OneWeb Services and Distribution Partner shall be charged – and is responsible – until the end of the applicable billing cycle for every additional data increment used at the size and cost of such data increments provided for in an applicable rate-card for a given Volume Service Plan in Exhibit 1.

(2)	Additional Specific Sub-Plan Purchases (Multi-Plan Static Volume Service Plans Only). If the maximum allowed Specific Sub-Plans on a specific Multi-Plan Static Volume Service Plan is reached, Distribution Partner may place an order for additional Specific Sub-Plans to be added to such specific Multi-Plan Static Volume Service Plan for the remainder of the Order Term and the same shall be added only after an Accepted Order is processed by OneWeb for the cost of such additional Specific Sub-Plans provided for in an applicable rate-card for such specific Multi-Plan Static Volume Service Plan in Exhibit 1; provided that such Specific Sub-Plans on a specific Multi- Plan Static Volume Service Plan shall not exceed two hundred forty (240) Specific Sub-Plans in the aggregate.

8
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(3)	Measurement under Volume Service Plans. The following applies for all Volume Service Plans:

i.	Monthly data usage resets to zero at the end of a billing cycle;

ii.	Any unused data from the maximum allowed Volume Allowance or added data increments purchased under Section 4B.(1) of this Exhibit 2 do not carry over to the next billing cycle and thereafter, such unused data / added data increments expire and are no longer usable; and

iii.	The minimum data measurement increment is always rounded up to the nearest GB.

5.	SERVICE LEVELS

This Section outlines the Service Levels that OneWeb provides for the OneWeb Services purchased through Distribution Partner as further described in Exhibit 1. Notwithstanding anything contained in this Agreement to the contrary, OneWeb’s deviation from the Services Levels (and/or other service issues or incidents) shall not constitute a breach or default of this Agreement, and Distribution Partner’s sole and exclusive remedy, if any, for such deviation shall be limited to those Service SLA Credits (up to the Service SLA Total Credit Cap) and termination rights for Chronic Performance Problems expressly provided for in this Section below.

A.	Service SLA and Service SLA Credits.

(1)	CIR Service SLA and CIR Service SLA Credits:

i.	Where CIR is defined for a given Service Plan in Exhibit 1, OneWeb commits to provide the minimum CIR per CoS as further described below in this Section (“CIR Service SLA”).

●	CIR Service SLA Interval Measurement for each CoS:

o	SF traffic is measured in one (1) hour intervals across a calendar month from the OneWeb service management boundary at the Specific Site where the OneWeb Services are delivered and OneWeb commits to serve the CIR component after EF and AF traffic is served in 95% of the total SF intervals per month.

o	AF traffic is measured in five (5) minute intervals across a calendar month from the OneWeb service management boundary at the Specific Site where the OneWeb Services are delivered and OneWeb shall serve the CIR component in 95% of the total AF intervals per month.

o	EF traffic is measured in five (5) minute intervals across a calendar month from the OneWeb service management boundary at the Specific Site where the OneWeb Services are delivered and OneWeb shall serve the CIR component in 95% of the total EF traffic intervals per month.

●	CIR Service SLA Credit: OneWeb will provide those service credits on the CIR Service SLA as follows (the “CIR Service SLA Credit”): 1% credit on the Specific Service Plan MRC for each 1% degradation when totaling all interval measurements across all applicable CoS intervals, per Specific Service Plan and the CIR Service SLA was not met pursuant to the provisions of this Exhibit 2 with any such CIR Service SLA Credit rounded down to the nearest integer; provided that (i) the maximum CIR Service SLA Credit shall not exceed the CIR Service SLA Credit Cap; and (ii) the CIR Service SLA Credit shall only apply to the affected and active OneWeb Approved Equipment that is transmitting and/or receiving mobility or fixed service-related data communications through the OneWeb Network at the time of the CIR Service SLA deviation.

9
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

●	Examples of CIR Service SLA Credit Calculations: The following are illustrative examples of the CIR Service SLA Credit for each traffic prioritization type with a monthly CIR Service SLA Credit Cap of 10% per month of the applicable Specific Service Plan MRC:

(a)	Service Plan (SF only traffic) Example 1: The following shows an example for a Specific Service Plan with an MIR of 100Mbps and a CIR for SF traffic of 20Mbps that does not meet the required CIR Service SLA and requires a CIR Service SLA Credit:

	SF
MIR	CIR	Total 1 Hour Intervals in the Calendar Month Window	Intervals necessary for OneWeb to achieve the CIR	Actual Intervals OneWeb achieved the CIR
100Mbps	20Mbps	720	95% * 720 = 684	660

In the above chart, OneWeb failed to meet the CIR Service SLA in 3% (i.e., (684-660) / 684 = 3.508% rounded down) of the total intervals. As such, and in this example, the CIR Service SLA Credits = Specific Service Plan MRC * 3%.

(b)	Service Plan (both SF and EF traffic) Example 2: The following shows an example for a Specific Service Plan with an MIR of 60Mbps, a total CIR of 12Mbps and a CIR for EF traffic of 6Mbps that meets the required CIR Service SLA and, as such, does not require a CIR Service SLA Credit:

	SF
MIR	CIR	Total 1 Hour Intervals in the Calendar Month Window	Intervals necessary for OneWeb to achieve the CIR	Actual Intervals OneWeb achieved the CIR
60Mbps	12Mbps (less EF use)	720	95% * 720 = 684	650

	EF
MIR	CIR	Total 5 Minute Intervals in the Calendar Month Window	Intervals necessary for OneWeb to achieve the CIR	Actual Intervals OneWeb achieved the CIR
60Mbps	6Mbps	8,640	95% * 8,640 = 8,208	8,400

Total Intervals:	9,360	8,892	9,050

In the above charts, OneWeb met the CIR Service SLA and there is no CIR Service SLA Credit.

10
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(c)	Service Plan (all of SF, AF and EF traffic) Example 3: The following shows an example for a Specific Service Plan with an MIR of 120Mbps, a total CIR of 36Mbps, a CIR for AF traffic of 12Mbps, and a CIR for EF traffic of 4Mbps that does not meet the required CIR Service SLA and requires a CIR Service SLA Credit (and where the CIR Service SLA Credit Cap is exceeded):

	SF
MIR	CIR	Total 1 Hour Intervals in the Calendar Month Window	Intervals necessary for OneWeb to achieve the CIR	Actual Intervals OneWeb achieved the CIR
120Mbps	36Mbps (less AF and EF use)	720	95% * 720 = 684	600

	AF
MIR	CIR	Total 5 Minute Intervals in the Calendar Month Window	Intervals necessary for OneWeb to achieve the CIR	Actual Intervals OneWeb achieved the CIR
120Mbps	12Mbps	8,640	95% * 8,640 = 8,208	6,420

	EF
MIR	CIR	Total 5 Minute Intervals in the Calendar Month Window	Intervals necessary for OneWeb to achieve the CIR	Actual Intervals OneWeb achieved the CIR
120Mbps	4Mbps	8,640	95% * 8,640 = 8,208	8,000

Total Intervals:	18,000	17,100	15,020

In the above charts, OneWeb failed to meet the CIR Service SLA in 12% (i.e., (17,100 – 15,020) / 17,100 = 12.2% rounded down) of the interval measurements across all applicable CoS intervals. As such, and in this example, the CIR Service SLA Credits = Specific Service Plan MRC * 10% (and not 12% per month due to the CIR Service SLA Credit Cap of 10% per month).

(2)	Maritime GB SLA and Maritime GB SLA Credits:

i.	OneWeb commits to provide the capacity to deliver the quantity of gigabytes set out in Exhibit 1 for the Specific Service Plan for the Commercial Maritime Vertical Market, where requested, over each twenty-four (24) hour period measured each day starting from 00:00:00 (midnight) UCT (“Maritime GB SLA”).

●	Maritime GB SLA Credit: OneWeb will provide those service credits on the Maritime GB SLA as follows (the “Maritime GB SLA Credit”): 1% of the MRC for each day when OneWeb failed to provide enough capacity to meet the Maritime GB SLA, per Specific Service Plan for the Commercial Maritime Vertical Market; provided that (i) the maximum Maritime GB SLA Credit shall not exceed the Maritime GB SLA Credit Cap; and (ii) the Maritime GB SLA Credit shall only apply to the affected and active OneWeb Approved Equipment that is transmitting and/or receiving mobility or fixed service-related data communications through the OneWeb Network at the time of the Maritime GB SLA deviation.

11
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

B.	Network Performance Metrics. OneWeb provides the following OneWeb Network metrics (collectively, the “Network Performance Metrics”):

(1)	Link Availability: OneWeb shall maintain a minimum monthly average Link Availability of at least 99.5%. Link Availability is the percentage of time that a full or half duplex communication link (packets going back and forth) between input to the Reference OneWeb Approved Equipment and the Landing PoP is up, which is a product of the system availability and location specific effects.

(2)	Latency: OneWeb shall maintain a Target Average Network Latency of ≤ 70 milliseconds one-way for the global average of all transmissions as measured and reported by OneWeb between the Reference OneWeb Approved Equipment and the Landing PoP hand-off point during the measured month. The Forward Link (“FL”) one-way latency is measured as the delay between the Landing PoP and the Reference OneWeb Approved Equipment. The Return Link (“RL”) one-way latency is measured as the delay between the Reference OneWeb Approved Equipment and the Landing PoP. The End-to-End latency for a given Reference OneWeb Approved Equipment is defined as the sum of the FL one-way latency and the RL one-way latency as defined above.

(3)	Packet Error Loss Rate: OneWeb shall maintain a Target Packet/Delivery Loss of successful packet delivery of ≥ 99% as measured and reported by OneWeb between the Reference OneWeb Approved Equipment and the Landing PoP during the measured month. The Packet Error Loss Rate (“PELR”) definition shall be based on the definitions in IETF RFC 7680 (or similar). Specifically, it shall measure IP packet loss between the Reference OneWeb Approved Equipment and the Landing PoP. It shall be measured independently for both the FL and the RL. The PELR metric shall be based on standardized UDP and TCP traffic profiles. The measurement protocol shall follow the applicable definitions/recommendations found in IETF RFC 4656 and IETF RFC 5357 (or similar).

C.	SLA Claim and Deviation Process; and SLA Exclusions.

(1)	SLA Claim and Deviation Process: In order to receive the Service SLA Credit and/or to report a deviation from any of the other SLAs, (i) Distribution Partner must (a) notify OneWeb’s Technical Assistance Centre in writing (email sufficient) within fifteen (15) business days of the date on which it believes the particular SLA was not met with sufficient details included in such notice and (b) make a claim for such SLA by another such notice to OneWeb’s Technical Assistance Centre within fifteen (15) business days of the end of the service month; and (ii) OneWeb must confirm in writing (email being sufficient) within fifteen (15) business days of Distribution Partner’s second notice whether or not it agrees with Distribution Partner (and if OneWeb disagrees with Distribution Partner, OneWeb shall include the reasons for such disagreement in such notification). OneWeb’s records will control for the purposes of confirming whether the particular SLA was not met. The Service SLA Credits and any deviations from any of the other SLAs will be calculated in accordance with OneWeb’s records and information recorded by, or on behalf of, OneWeb.

If OneWeb receives a valid claim for Service SLA Credit in accordance with the foregoing process, OneWeb will provide the applicable Service SLA Credit by deducting those Service SLA Credits from amounts due under an invoice within two (2) billing cycles of the final determination date of the claim being validated by OneWeb. Where the Service SLA Credit is due after termination of this Agreement and no further invoices are due to be issued by OneWeb, OneWeb will refund the Service SLA Credit to Distribution Partner within two (2) calendar months.

12
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

The failure of Distribution Partner to submit a claim for (y) the Service SLA Credit and/or (z) deviation from any of the SLAs in accordance with the foregoing process will constitute a waiver of any remedy that would have otherwise resulted from such claim.

(2)	SLA Exclusions: Distribution Partner shall not be entitled to the Service SLA Credit and OneWeb shall not be deemed to have deviated from any of the other SLAs for the following reasons:

i.	OneWeb’s failure to meet an SLA is caused by or results from (a) Distribution Partner, Sub- Distributor and/or any End Customer (including loss of data outside of the OneWeb service management boundary discussed above in Section 2 of this Exhibit 2); (b) the OneWeb Approved Equipment (including deactivation of the same); (c) degradation of the OneWeb Network, the applicable OneWeb Service, applications, and/or devices where compatibility has not been established, or where the issue is not due to failure of the applicable OneWeb Service or the OneWeb Network; and/or (d) factors outside of OneWeb’s reasonable control (including a Force Majeure Event, failure by third party providers, signal blockage due to terrain or other physical impediment, satellite sun outage or other astronomical, seismic or weather disturbances, Radio Frequency interference);

ii.	Distribution Partner has not paid OneWeb all amounts due or is otherwise not in full compliance with this Agreement; and/or

iii.	OneWeb is (a) conducting Emergency Maintenance or Planned Maintenance or (b) providing the OneWeb Services on a test or trial basis.

D.	Chronic Performance Problem Termination Right. Upon Distribution Partner’s notice to OneWeb of a Chronic Performance Problem, OneWeb shall put in place a remediation plan for the affected Specific Service Plan to address the issues pertaining to the specific Chronic Performance Problems being encountered (the “Remediation Plan”). If OneWeb deviates from any of the SLAs for two more consecutive months after implementation of the Remediation Plan with respect to such Specific Service Plan, Distribution Partner may terminate the applicable Accepted Order solely for such Specific Service Plan upon thirty (30) days notice to OneWeb.

6.	ONEWEB APPROVED EQUIPMENT

A.	OneWeb Obligations. With respect to the OneWeb Approved Equipment, OneWeb shall (1) enable activation of or modify each OneWeb Service configuration on the OneWeb Approved Equipment as part of the OneWeb Service activation or modification process; (2) share with Distribution Partner details about the release roadmaps of routine maintenance or new feature software upgrades; (3) schedule, in coordination with Distribution Partner, appropriate support windows when routine maintenance, new feature, critical or emergency software upgrades can be pushed by OneWeb to the OneWeb Approved Equipment ensuring that disruption to each OneWeb Service is minimized; (4) make available the latest software / firmware release to Distribution Partner for Distribution Partner to manage the manual upgrade of the OneWeb Approved Equipment by approved install staff in the case where the OneWeb software / firmware directed push is deemed impractical or not viable; and (5) reserve the right to (i) push critical or emergency software / firmware upgrades to preserve integrity of the OneWeb Approved Equipment and/or (ii) without limiting any of OneWeb’s rights in this Agreement, de-activate any of the OneWeb Approved Equipment should it be identified by OneWeb (in its sole discretion) as compromising the OneWeb Network.

13
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

B.	Distribution Partner Obligations. With respect to the OneWeb Approved Equipment, Distribution Partner shall (1) procure, ship, stage, install and commission the OneWeb Approved Equipment that has been Type Certified using approved OneWeb vendors where required; (2) manage the RMA process with an approved OneWeb vendor; (3) be responsible for (i) any engineering site visits and associated charges required to install, rectify and/ or replace the OneWeb Approved Equipment, including support or replacement when “end of service” or “end of life” announcements are made for the OneWeb Approved Equipment, (ii) adequately protecting the OneWeb Approved Equipment against viruses and other breaches of security, and (iii) ensuring action is taken to mitigate any risks identified as a result of security monitoring and vulnerability identification; (4) make every effort to (i) facilitate OneWeb’s directed push of software / firmware upgrades to the OneWeb Approved Equipment at the appropriate scheduled windows and (ii) ensure that all OneWeb Approved Equipment under Distribution Partner’s management is ready and available during the scheduled windows for such upgrades to take place; (5) ensure the OneWeb Approved Equipment is installed, provisioned, and connected with (and carrying) the latest approved versions of software / firmware releases and used in accordance with OneWeb approved or given instructions, standards, safety and security procedures applicable to the use of that OneWeb Approved Equipment (collectively, “OneWeb Guidance”); (6) shall not, and shall procure that each Sub-Distributor shall not, remove, relocate, deactivate, damage or destroy the OneWeb Approved Equipment without the written permission of (i) during the applicable Order Term, OneWeb; or (ii) after termination of the applicable Order Term, either OneWeb or an End Customer, in both cases unless otherwise expressly allowed under this Agreement; and (7) immediately disconnect OneWeb Approved Equipment if it (i) does not meet any OneWeb Guidance, applicable Law and/or compromises the OneWeb Network in anyway as determined by OneWeb in its sole discretion and/or (ii) is lost, stolen, damaged or otherwise is not under the control of Distribution Partner or its End Customer.

C.	OneWeb Approved Equipment Product Catalogue. Upon request by Distribution Partner, OneWeb shall provide the latest OneWeb Approved Equipment Product Catalogue to Distribution Partner.

7.	SERVICE MANAGEMENT

A.	Technical Assistance. OneWeb shall (1) make available to Distribution Partner a 24x7x365 Technical Assistance Centre as the focal point of contact for Distribution Partner for post sales technical and network-related questions and for the reporting of incidents on the OneWeb Services; and (2) use reasonable endeavors to remedy any reported incidents and to respond within those targets indicated below based on their impact and urgency (as determined by OneWeb in its sole discretion).

Severity Guidelines
Incident Severity Level	Definition
Severity 1 (Critical)	Indicates a complete End Customer traffic outage or unusable throughput impacting such End Customer globally or regionally
Severity 2 (High)	Impairing or intermittent issues but no loss of traffic flow with low business impact; or loss of service at a Specific Site
Severity 3 (Medium)	Degraded service, but still able to use the service (e.g., with a work around in place); or time sensitive questions or queries
Severity 4 (Low)	Non urgent enquiry or information request

14
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Acknowledgements and Updates on Incidents
Incident Severity Level	Initial Response Target	Update Frequency (Until Resolved)
Severity 1 (Critical)	Within 15 minutes	Every 1 hour
Severity 2 (High)	Within 1 hour	Every 4 hours
Severity 3 (Medium)	Within 8 hours	Once every business day
Severity 4 (Low)	Within 24 hours	Once per week

B.	Tooling and Automation. With respect to any of APIs provided by OneWeb, Distribution Partner shall (1) adopt such API interfaces and choose their technical stack to interface therewith; and (2) be responsible for making any modifications and associated costs for interfacing with such APIs. With respect to any Digital Products provided by OneWeb, (i) OneWeb shall provide access to Digital Products to only Named Authorized Users; and (ii) Distribution Partner shall be:

●	responsible and liable for all acts and/or omissions of Named Authorized Users, including any conduct occurring under such Named Authorized Users account even if such conduct was not authorized by Distribution Partner;

●	be in charge of the distribution, management and maintenance of each Named Authorized Users unique account (including the associated password and ensuring each Named Authorized Users account is not used by more than one employee of Distribution Partner); and

●	immediately terminate access to any person who ceases to be or qualify as a Named Authorized User.

15
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Attachment 1 to Exhibit 2
Reseller Certificate

(SUBJECT TO UNIVERSAL SERVICE FUND ONLY)

Annual Federal Universal Service Fund

Certification Form for OneWeb/DP

Please check the appropriate box, complete certification section and return to OneWeb not later than thirty (30) days after execution of this Agreement.

□	My company purchases all services for resale.

□	My company purchases all services in the account numbers listed below for resale.

Account Number

□	My company purchases the services identified below for resale.

Account Number	Identification of Resale Services

I certify under penalty of perjury that my company is purchasing service(s) for resale, at least in part, and that my company is incorporating the purchased services into its own offerings which are, at least in part, assessable U.S. telecommunications or interconnected Voice over Internet Protocol (“VoIP”) services. I also certify under penalty of perjury that my company either directly contributes or has a reasonable expectation that another entity in the downstream chain of resellers directly contributes to the federal universal service support mechanisms on the assessable portion of revenues from offerings that incorporate the purchased services.

Full Legal Name of DP:
Legal Address:

Form 499 Filer ID:

Certified by:
Name:
Title:
Date:

Name of Contact Person:
Phone and Email of Contact Person:

16
Exhibit 2 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Exhibit 3

Distribution Partner’s Obligations to Sub-Distributors and End Customers; and Required Flow-down Provisions in all Service Contracts

This Exhibit 3 contains the following two (2) parts: Part I, Distribution Partner’s general obligations to its Sub-Distributors and End Customers; and Part II, providing Distribution Partner (and its Sub-Distributors, as applicable) with the specific flow-down provisions required in all Service Contracts and which apply where Distribution Partner is itself an End Customer.

Part I – General Obligations of Distribution Partner to Sub-Distributors and End Customers.

a)	For all Sub-Distributors and/or End Customers, Distribution Partner shall (1) enter into Service Contracts (and/or cause its Sub-Distributors to do the same with respect to End Customers and Sub- Distributors as applicable); (2) ensure Sub-Distributor and/or End Customer abide by the terms and conditions of its applicable Service Contract; and (3) provide only the OneWeb Approved Equipment to be used solely with the OneWeb Services. Additionally, and where Distribution Partner is itself an End Customer, (A) Part II(b) of this Exhibit 3 shall apply to Distribution Partner and Distribution Partner shall abide by all such terms and conditions contained therein as an End Customer; and (B) no separate Service Contract shall be required.

b)	Distribution Partner may use its own template for any Service Contracts so long as each Service Contract meets the following requirements:

(1)	contains, at a minimum: (A) when a Service Contract is with a Sub-Distributor, the terms and conditions referred to below in Part II(a); and (B) when a Service Contract is with an End Customer, those required End Customer flow-down provisions provided below in Part II(b) (the “End Customer Flow-down Provisions”);

(2)	contains terms and conditions that protect the Confidential Information of OneWeb and any OneWeb Affiliates consistent with the terms and conditions of this Agreement; and

(3)	does not contain any terms or conditions that are inconsistent with the terms and conditions of this Agreement (including this Exhibit 3).

c)	As between OneWeb and Distribution Partner, Distribution Partner shall:

(1)	be responsible and liable for any and all acts or omissions by each Sub-Distributor and/or End Customer in violation of its applicable Service Contract (including the End Customer Flow-down Provisions), in every respect as if they were Distribution Partner’s own acts and omissions;

(2)	not do anything which impedes or prevents End Customer’s compliance with the AUP and where it is itself an End Customer, comply in all respects with the AUP;

(3)	perform all obligations set forth in any Service Contract including perform and provide all necessary (A) credit risk / know your customer analysis related thereto; (B) accounting, billing, and collections activities related thereto; and (C) support to resolve all technical and non-technical issues in connection with Sub-Distributor’s distribution of the OneWeb Services and/or End Customer’s access and use of the OneWeb Services; and

(4)	enforce any provisions of a Service Contract against the applicable Sub-Distributor and/or End Customer when requested to do so by OneWeb.

1
Exhibit 3 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

d)	Notwithstanding anything contained in this Agreement to the contrary, all of Distribution Partner’s obligations to OneWeb in this Agreement (including its indemnification and defense obligations to OneWeb) shall remain in full force and effect even in the event that Distribution Partner breaches its obligation in Part I(a)-(c) of this Exhibit 3.

Part II – Required Flow-down Provisions in all Service Contracts.

a)	Sub-Distributor Service Contracts. Through a Service Contract, and subject to the terms and conditions of this Agreement, Distribution Partner shall provide each of its Sub-Distributors and each of its Sub-Distributors shall accept, a limited, non-exclusive, non-transferable, non-sublicensable license to resell directly the OneWeb Services only to End Customers on terms and conditions at least as restrictive as those on Distribution Partner, which are set forth in this Agreement. Upon notice by OneWeb, each of Distribution Partner’s Service Contract with a Sub-Distributor is freely assignable – without Sub-Distributor’s consent – to OneWeb or any OneWeb Affiliates.

b)	End Customer Service Contracts. Prior to Distribution Partner or any Sub-Distributor committing to provide the OneWeb Services to an End Customer, Distribution Partner or the Sub-Distributor (as the case may be) shall enter into a Service Contract with End Customer that contains at a minimum – the following End Customer Flow-down Provisions (in the case of a Sub-Distributor, with changes made to the language below to account for Sub-Distributor being in privity of contract with End Customer rather than Distribution Partner):

(1)	Service Description. Subject to the terms and conditions of this Service Contract, Distribution Partner shall provide End Customer with the OneWeb Services.

(i)	OneWeb Approved Equipment. The OneWeb Approved Equipment shall be used solely with respect to the OneWeb Services and the site address of the OneWeb Approved Equipment may not be changed without OneWeb’s consent.

(ii)	End Customer Support. Distribution Partner shall provide twenty-four (24) hours a day, seven (7) days a week support for any and all issues with the OneWeb Services.

(2)	End Customer Obligations. End Customer shall provide Distribution Partner with (i) all required provisioning information to enable OneWeb to fulfill End Customer’s order for the OneWeb Services; (ii) all other necessary information for OneWeb to resolve any other issues with End Customer (including End Customer’s use of the OneWeb Services); and (iii) immediate notice of any suspected security breach of any End Customer system connected to (or providing access to) the OneWeb Services, the OneWeb Network, and/or the OneWeb Approved Equipment.

2
Exhibit 3 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(3)	License Grant and Restrictions.

(i)	License Grant. End Customer hereby grants to Distribution Partner, OneWeb and their respective Affiliates an irrevocable, non-exclusive, perpetual, royalty-free (for no additional remuneration whatsoever) license to all System Data in connection with the provision of the OneWeb Services, data analytics, future services and product enhancements and in connection with Distribution Partner’s, OneWeb’s and/or each of their respective Affiliates’ business requirements. For the avoidance of doubt, this license to System Data does not grant OneWeb, Distribution Partner or any of their respective Affiliates a right to any personally identifiable information.

(ii)	Restrictions. End Customer shall not (A) copy, modify, disassemble, decompile, reverse engineer, create derivative works of, or make any other attempt to discover or obtain the source code for any of the software or systems which deliver the OneWeb Services; (B) create or attempt to create a substitute/competitive product or service using the OneWeb Services under any circumstances; and/or (C) permit either direct or indirect use of the OneWeb Services by any third party (except as expressly set forth in this Service Contract).

(iii)	OneWeb Intellectual Property Rights. All Intellectual Property rights of OneWeb are deemed Confidential Information of OneWeb.

(4)	Representations and Warranties.

(i)	General. End Customer represents, warrants and covenants that (A) use of the OneWeb Services is for its own internal use and not for resale (or to be bundled) by End Customer; (B) it has obtained any necessary consents and permissions for all provisioning information (however submitted) of End Customer and such provisioning information is accurate, reliable and complete, and that End Customer will update such provisioning information as needed on a timely basis; and (C) it shall not engage in any practices that may harm or be detrimental to OneWeb, the OneWeb Marks, OneWeb’s brand and/or the public image, reputation or goodwill of OneWeb.

(ii)	Compliance with Law. End Customer represents, warrants and covenants to comply with all Law (including Anti- Corruption Law, Sanctions and all applicable export control Law) in connection with its performance under this Service Contract, including (A) obtaining and/or maintaining all regulatory and legal licenses and certifications, governmental or otherwise necessary for End Customer’s performance under this Service Contract; (B) furnishing to Distribution Partner all documentation legally required in connection with the exportation or importation of the OneWeb Services; and/or (C) complying with any conditions or restrictions on the provision of the OneWeb Services and/or the OneWeb Approved Equipment.

(iii)	Sanctions. End Customer represents, warrants and covenants to not deliver, transfer, export, re-export or allow the use any of the OneWeb Services, hardware, software, technical data or other information, directly or indirectly, to or by any individual or entity that is: (A) designated or identified on any list of persons that are the subject or target of Sanctions, including the Specially Designated Nationals and Blocked Persons List, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions and the Consolidated List of Financial Sanctions Targets in the UK; (B) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, including, as of the date hereof, Cuba, Iran, North Korea, Syria, Belarus, Russia, and the Crimea, Donetsk, and Luhansk regions of Ukraine; (C) owned or controlled by, or acting for on behalf of, any individual or entity described in the foregoing subsections (A) or (B); or (D) otherwise the subject or target of Sanctions.

(5)	Termination and Suspension.

(i)	In the event that Distribution Partner Agreement between OneWeb and Distribution Partner under which the applicable OneWeb Services are resold to End Customer is terminated for any reason, then this Service Contract shall immediately terminate unless otherwise agreed to in writing by OneWeb.

(ii)	Notwithstanding anything in this Service Contract to the contrary and in addition to Distribution Partner’s rights set forth in this Service Contract or under applicable Law, Distribution Partner may – at its option but subject to the direction of OneWeb – either immediately terminate this Service Contract or suspend the provision of the OneWeb Services under this Service Contract upon notice to End Customer in the event that Distribution Partner and/or OneWeb determines, each in their sole discretion, that (A) End Customer has breached Part II(b)(3) (License Grant and Restrictions) and/or (II)(b)(4) (Representations and Warranties); (B) End Customer does not have the necessary OneWeb Approved Equipment; (C) End Customer fails to pay fees when due under this Service Contract; and/or (D) End Customer has failed to comply with any provision of Part II(b)(8) (Acceptable Use Policy) herein.

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Exhibit 3 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(iii)	In cases of chronic, extreme or an ongoing violation of the AUP, as determined by OneWeb’s sole discretion without notice, the OneWeb Approved Equipment and/or End Customer’s use of the OneWeb Services and the OneWeb Network may be suspended by OneWeb, temporarily or permanently, and the OneWeb Services may be terminated by OneWeb if Distribution Partner fails to cause the OneWeb Approved Equipment and/or End Customer to cure the violating conditions within five (5) days following a subsequent notification from OneWeb to Distribution Partner of the same.

(6)	No Right of Indemnification Against OneWeb. End Customer acknowledges and agrees that it shall have no right to seek, and shall not seek, any indemnification (or defense obligations) from OneWeb.

(7)	Conditions and Limitations and Disclaimer of Warranties.

(i)	End Customer acknowledges and agrees that OneWeb and/or Distribution Partner may (A) share with each other any and all relevant information, including Confidential Information of End Customer relating to this Service Contract and/or the OneWeb Services provided herein; and (B) request End Customer to take reasonable action against its end users or vendors directly to prevent a breach of this Service Contract.

(ii)	Notwithstanding anything contained in this Service Contract to the contrary, Distribution Partner, OneWeb and each of their respective Affiliates shall not be liable to End Customer, nor shall End Customer make any claim against any of the foregoing parties, for (A) injury, loss, or damage sustained by reason of any unavailability, delay, faultiness, use, or failure of the OneWeb Approved Equipment, the OneWeb Services and/or the OneWeb Network; and/or (B) any acts or omissions of Distribution Partner, OneWeb and each of their respective Affiliates made in response to (y) a violation or

(iii)	suspected violation of the AUP; or (z) an emergency response or in compliance with a government order (including interruption, deactivation, or diversion of the OneWeb Services).

(iv)	The OneWeb Services and the OneWeb Network is provided “AS IS” and “AS AVAILABLE” and, to the maximum extent permitted by applicable Law in respect of all of the foregoing and also the OneWeb Approved Equipment, Distribution Partner and OneWeb disclaim all, and there are no, warranties (whether express, implied or statutory) or other standards of performance, guarantees, or any other terms implied by Law, including any implied warranties of merchantability, fitness for a particular purpose, requirement or use, and any warranty arising out of course of performance, dealing or trade usage. Specifically, Distribution Partner and OneWeb do not warrant that use of any or all of the OneWeb Services, the OneWeb Network and/or the OneWeb Approved Equipment will meet End Customer’s requirements, be uninterrupted or error free.

(8)	Acceptable Use Policy. OneWeb’s acceptable use policy for the OneWeb Services, the OneWeb Network and the OneWeb Approved Equipment is attached hereto as Attachment 1 to Part II of this Exhibit 3 (collectively, the “Acceptable Use Policy” or the “AUP”).

(9)	Audit. End Customer shall retain all books and records with respect to its compliance with this Service Contract during its term and for six (6) years thereafter. Distribution Partner shall have the right, at its expense, and upon reasonable notice to audit End Customer’s compliance with the Service Contract and/or the OneWeb Services at any time during the term of this Service Contract and, in the event of relevant legal proceedings or a reasonable prospect of relevant legal proceedings, after expiration of the term of this Service Contract.

(10)	Publicity. End Customer shall not issue or cause the publication of any press release or other public announcement with respect to OneWeb or the transactions contemplated hereby without the prior written consent of OneWeb and Distribution Partner.

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Exhibit 3 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

ATTACHMENT 1 TO PART II OF EXHIBIT 3
ACCEPTABLE USE POLICY

(i) Fair Access Policy. To ensure that all of OneWeb’s partners, customers and End Customers have equitable access to the OneWeb Network and to avoid unfair and disruptive use of the OneWeb Network, OneWeb has implemented a Fair Access Policy, which is a part of the AUP and establishes an equitable balance in accessing and using the capacity of the OneWeb Network. OneWeb has the right to (A) measure and monitor the OneWeb Network for upload and download activity; (B) restrict applications that cause disruption of data transfer rates and poor performance of the OneWeb Services or the OneWeb Network; and (C) use other traffic management, shaping and prioritization at its discretion. OneWeb may reduce data speeds at any time if any of the OneWeb Approved Equipment data usage exceeds an identified threshold with such data usage calculated based on a combination of all inbound and outbound data from the OneWeb Approved Equipment. If any End Customer or the OneWeb Approved Equipment engages in excessive upload and download data activity and contributes to any disruption of the OneWeb Services or the OneWeb Network, OneWeb is authorized to temporarily restrict the transfer rate at which such OneWeb Approved Equipment and/or End Customer can send and receive data over the OneWeb Network without liability. In most cases, the restriction on the OneWeb Approved Equipment and/or End Customer transfer rate will last until the end of the then-current data allowance period for the OneWeb Services. If the OneWeb Approved Equipment and/or End Customer again engages in excessive upload and download data activity following the restoration of normal transfer rate after commencement of a new data allowance period, OneWeb may further temporarily restrict such transfer rate. Excessive use shall be determined by OneWeb in its sole discretion, based on the limits associated with the OneWeb Approved Equipment and/or the OneWeb Services and pro-rata allocation of network capacity across all of OneWeb’s sub-distributors and each of OneWeb’s (and its sub-distributor’s) end users simultaneously using the OneWeb Network at any point in time. Excessive use includes the use of web cameras, voice or VoIP services, peer to peer file sharing or gaming software applications, streaming media and excessively large file downloads or uploads. Restriction of the transfer rate permitted to a particular OneWeb Approved Equipment and/or End Customer as described above will reduce the speed at which such OneWeb Approved Equipment and/or End Customer can upload and download data, but will not altogether prevent the use of the OneWeb Services and the OneWeb Network by such OneWeb Approved Equipment and/or End Customer.

(ii) Content and Security. End Customer acknowledges and agrees that (A) access to the Internet and all messages/content through the OneWeb Services, the OneWeb Approved Equipment and/or the OneWeb Network is done so at End Customer’s sole risk and End Customer assumes all responsibility, risk and liability for any claims, liability or damages with respect to the OneWeb Services, the OneWeb Approved Equipment and/or the OneWeb Network (1) for the security, confidentiality and integrity of such messages/content, (2) for the application of security policies designed to prevent unwanted or unauthorized activity or access thereto and/or (3) arising from any use of and/or access to the Internet through its account by any person (even if such use was unauthorized) and, with respect to the foregoing subsections (1)-(3), End Customer shall take responsibility for the implementation of suitable data archiving or other housekeeping activities which could minimize the effect of any of the foregoing; (B) the reliability, availability, legality, performance and other aspects of resources and content accessed through the Internet are beyond OneWeb’s reasonable control and are not in any way warranted, endorsed or supported by OneWeb and accordingly OneWeb is not responsible or liable for any content, advertising, products, or other materials on or available from sites or resources available through the OneWeb Network, the OneWeb Approved Equipment and OneWeb Services, including the absence of bugs, errors or viruses, accuracy or reliability of any material or claims contained therein; (C) safeguards related to copyright, ownership, appropriateness, reliability, legality and integrity of content may be unsuitable, insufficient or entirely absent with respect to the Internet and content accessible through it; (D) the Internet is an inherently insecure medium and understands that OneWeb does not represent, warrant, covenant and/or guarantee the security or integrity of any communications made or received using the OneWeb Services, the OneWeb Approved Equipment or OneWeb Network; and (E) it will ensure that it has the legal authority (based on copyright, trademark, contract, or other body of Law) for the transmission and duplication of any programming, content, or other materials that it transmits – directly or indirectly – over the OneWeb Services, the OneWeb Approved Equipment and/or the OneWeb Network.

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Exhibit 3 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

(iii) Prohibited Activities. As determined by OneWeb (in its sole discretion), and in addition to the foregoing subsections (i) and (ii) above, End Customer shall not undertake, or attempt to undertake any use of the OneWeb Network, the OneWeb Approved Equipment and/or the OneWeb Services in a manner that is (A) inconsistent with the rights of other users of the OneWeb Network and/or this Service Contract; and/or (B) unethical, unlawful, abusive, excessive, fraudulent or otherwise an unacceptable use, including the following:

(1) posting, disseminating, spamming, storing or transmitting unsolicited messages or unsolicited email (commercial or otherwise);

(2) posting, uploading, disseminating, storing or transmitting material of any kind or nature that, to a reasonable person, may be abusive, obscene, harmful, hateful, pornographic, defamatory, harassing, libelous, deceptive, fraudulent, invasive of another’s privacy, grossly offensive, vulgar, threatening, malicious, a nuisance, racially or ethnically offensive or otherwise objectionable;

(3) hacking into, breaching, scanning vulnerability of /or unauthorized access to data, systems or networks;

(4) unauthorized monitoring of data or traffic on any network system;

(5) transmitting viruses and/or interfering or disrupting service to any other user, host or network;

(6) forging of any TCP-IP packet header or any part of the header information in an email or newsgroup posting;

(7) relaying mail via another site’s mail server without express permission of that site;

(8) impersonating any person or entity, including any OneWeb employee or representative;

(9) disclosing passwords or other means for accessing the OneWeb Services, operating and provisioning platforms, APIs or OneWeb Network to any third party, or otherwise facilitating unauthorized access thereto;

(10) using the OneWeb Services, the OneWeb Approved Equipment or the OneWeb Network in any jurisdiction where they are not licensed or authorized;

(11) avoiding fees or charges for the OneWeb Services;

(12) using any VoIP service for forwarding US toll-free numbers internationally; and/or

(13) duplicating, using before or after the valid viewing dates, or otherwise violating the copyright and distribution agreements for content available through the OneWeb Services, the OneWeb Approved Equipment and/or the OneWeb Network.

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Exhibit 3 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)

Exhibit 4

OneWeb Branding Guidelines

As indicated in this Exhibit 4, Distribution Partner shall submit for OneWeb’s prior written approval any promotional materials bearing the OneWeb Marks (the “Promotional Materials”) at least ten (10) business days prior to: (A) fabrication, if the OneWeb Mark is to be printed in physical form, or (B) its planned release, if the OneWeb Mark is to be distributed digitally. For the avoidance of doubt, the Promotional Materials include any materials used in public relations, social media, sponsorship, packaging, labeling, hang tags, advertising materials, product brochures, websites, events and display materials that bear the OneWeb Marks. All such Promotional Materials with details of which publication or where they are to be reproduced shall be submitted electronically to OneWeb at the following email address: communications@oneweb.net. All properly submitted Promotional Materials shall be subject to approval by OneWeb within five (5) business days of receipt.

Distribution Partner shall not directly or indirectly (such as through its Sub-Distributors and/or End Customers) (i) use any trademarks, tradenames, service marks and/or logos confusingly similar to the OneWeb Marks; (ii) bring disrepute to or in any manner impair or damage the OneWeb Marks or the image, reputation or goodwill associated with the OneWeb Marks; or (iii) otherwise engage in any practices that may harm or be detrimental to OneWeb, OneWeb’s brand and/or the public image, reputation or goodwill of OneWeb. From time to time, and in addition to OneWeb’s rights contained in Section 12 of this Agreement, OneWeb shall have the right to review Distribution Partner’s use of the OneWeb Marks (including in the Promotional Materials) to ensure that the Guidelines are being adhered to and that the image, reputation and goodwill associated with the OneWeb Marks is not being adversely affected by Distribution Partner, its Sub-Distributors or its End Customers. At OneWeb’s request, Distribution Partner shall provide to OneWeb descriptions of such use and representative samples of Promotional Materials. If OneWeb reasonably determines that such use of the OneWeb Marks and/or the Promotional Materials are of a type or quality that is inconsistent with the terms and conditions of this Agreement (including the Guidelines), or is likely to affect the image, reputation, or goodwill associated with the OneWeb Marks, then Distribution Partner shall improve such use of the OneWeb Marks and/or such Promotional Materials to a quality that is consistent with the terms and conditions of this Agreement (including the Guidelines), and that does not adversely affect the image, reputation, or goodwill associated with the OneWeb Marks, as reasonably determined by OneWeb. If Distribution Partner fails to make such improvements, as reasonably determined by OneWeb, Distribution Partner must immediately and entirely discontinue its use of the OneWeb Marks and the Promotional Materials. Notwithstanding the foregoing, Distribution Partner must discontinue any particular use of the OneWeb Marks that does not comply with the terms and conditions of this Exhibit 4 within twenty-four (24) hours of a request from OneWeb to do so.

Distribution Partner shall, at all times, ensure that it markets and promotes the OneWeb Services in a commercially reasonable, ethical, and professional manner with no less than the level of care that it applies to the sale of any of its own value-added services and/or re-sale of any other third-party services.

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Exhibit 4 OneWeb Distribution Partner Agreement Fixed Version 1.12 (05 October 2023)